Exhibit 99.3

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

FINANCIAL SECTION - TABLE OF CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Solutia Inc.:

We have audited the accompanying consolidated statements of financial position of Solutia Inc. and subsidiaries (Debtor-In-Possession) (the “Company”) as of December 31, 2007 and 2006, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ deficit, and cash flows for each of the three years in the period ended December 31, 2007.  Our audits also included the financial statement schedule.  We also have audited the Company’s internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.  The Company’s management is responsible for these financial statements and financial statement schedule, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report.  Our responsibility is to express an opinion on these financial statements and financial statement schedule and an opinion on the Company’s internal control over financial reporting based on our audits.

As described in Management’s Report, management excluded from its assessment the internal control over financial reporting at Flexsys, which was acquired on May 1, 2007, and whose consolidated financial statements constitute 22% of total assets, 13% of net revenues, and $39 million of net income of the consolidated financial statement amounts as of and for the year ended December 31, 2007.  Accordingly, our audit did not include the internal control over financial reporting at Flexsys.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects.  Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk.  Our audits also included performing such other procedures as we considered necessary in the circumstances.  We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed by, or under the supervision of, the company’s principal executive and principal financial officers, or persons performing similar functions, and effected by the company’s board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis.  Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Solutia Inc. and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.  Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.  Also, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2007, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

As discussed in Note 1 to the consolidated financial statements, the Company has filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  The accompanying financial statements do not purport to reflect or provide for the consequences of the bankruptcy proceedings.  In particular, such financial statements do not purport to show (1) as to assets, their realizable value on a liquidation basis or their availability to satisfy liabilities; (2) as to prepetition liabilities, the amounts that may be allowed for claims or contingencies, or the status and priority thereof; (3) as to stockholder accounts, the effect of any changes that may be made in the capitalization of the Company; or (4) as to operations, the effect of any changes that may be made in its business.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company’s recurring losses from operations, negative working capital, and shareholders’ deficit raise substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also discussed in Note 1 to the consolidated financial statements.  The consolidated financial statements do no include adjustments that might result from the outcome of this uncertainty.

As discussed in Note 15 and Note 6, respectively, to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes, and FASB Staff Position AUG AIR-1, Accounting For Planned Major Maintenance Activities, effective January 1, 2007.  As discussed in Note 18 and Note 14, respectively, the Company adopted Statement of Financial Accounting Standard No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, and FASB Interpretation No. 47, Accounting for Conditional Retirement Obligations — an interpretation of FASB Statement No. 143, effective December 31, 2006 and December 31, 2005, respectively.

St. Louis, MO
February 27, 2008

(July 23, 2008 as to the effects of the change in composition of reporting segments as described in Note 25 to the consolidated financials statements)

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)
CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars and shares in millions, except per share amounts)

	Year Ended December 31,
	2007	2006	2005
Net Sales	$3,535	$2,795	$2,645
Cost of goods sold	3,046	2,435	2,341
Gross Profit	489	360	304
Marketing expenses	140	131	130
Administrative expenses	112	97	92
Technological expenses	45	44	44
Amortization of intangible assets	2	1	1
Operating Income	190	87	37
Equity earnings from affiliates	12	38	96
Interest expense (a)	(134)	(100)	(79)
Other income, net	34	16	8
Loss on debt modification	(7)	(8)	--
Reorganization items, net	(298)	(71)	(49)
Income (Loss) from Continuing Operations Before Income Tax Expense	(203)	(38)	13
Income tax expense	19	18	10
Income (Loss) from Continuing Operations	(222)	(56)	3
Income from Discontinued Operations, net of tax	14	58	8
Income (Loss) Before Cumulative Effect of Change in Accounting Principle	(208)	2	11
Cumulative Effect of Change in Accounting Principle, net of tax	--	--	(3)
Net Income (Loss)	$(208)	$2	$8

Basic and Diluted Income (Loss) per Share:
Income (Loss) from Continuing Operations	$(2.12)	$(0.54)	$0.03
Net Income (Loss)	$(1.99)	$0.02	$0.08

Basic and Diluted Weighted Average Shares Outstanding	104.5	104.5	104.5

(a)	Interest expense excludes unrecorded contractual interest expense of $32 in 2007, 2006 and 2005.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS)
(Dollars in millions)
	Year Ended December 31,
	2007	2006	2005

Net Income (Loss)	$(208)	$2	$8
Other Comprehensive Income (Loss):
Currency translation adjustments	30	(12)	(11)
Net unrealized gain (loss) on derivative instruments	--	1	(1)
Amortization of prior service gain	(17)	--	--
Actuarial loss arising during the year, net of tax of $(1) in 2007	(8)	--	--
Amortization of actuarial loss, net of tax of $1 in 2007	16	--	--
Minimum pension liability adjustments, net of tax of $4 in 2006 and $(2) in 2005	--	24	(6)
Comprehensive Income (Loss)	$(187)	$15	$(10)

See accompanying Notes to Consolidated Financial Statements.

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(Dollars in millions, except per share amounts)
	As of December 31,
	2007	2006
ASSETS
Current Assets:
Cash and cash equivalents	$173	$150
Trade receivables, net of allowances of $4 in 2007 and $7 in 2006	448	271
Miscellaneous receivables	133	104
Inventories	417	263
Prepaid expenses and other assets	53	33
Assets of discontinued operations	7	42
Total Current Assets	1,231	863
Property, Plant and Equipment, net of accumulated depreciation of $2,699 in 2007 and $2,518 in 2006	1,052	784
Investments in Affiliates	1	193
Goodwill	149	89
Identified Intangible Assets, net	58	31
Other Assets	149	99
Total Assets	$2,640	$2,059

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$343	$218
Accrued liabilities	296	233
Short-term debt, including current portion of long-term debt	982	650
Liabilities of discontinued operations	6	15
Total Current Liabilities	1,627	1,116
Long-Term Debt	359	210
Other Liabilities	327	289
Total Liabilities not Subject to Compromise	2,313	1,615

Liabilities Subject to Compromise	1,922	1,849

Shareholders’ Deficit:
Common stock (authorized, 600,000,000 shares, par value $0.01)
Issued: 118,400,635 shares in 2007 and 2006	1	1
Additional contributed capital	56	56
Treasury stock, at cost (13,941,057 shares in 2007 and 2006)	(251)	(251)
Net deficiency of assets at spinoff	(113)	(113)
Accumulated other comprehensive income (loss)	(46)	(67)
Accumulated deficit	(1,242)	(1,031)
Total Shareholders’ Deficit	(1,595)	(1,405)
Total Liabilities and Shareholders’ Deficit	$2,640	$2,059

See accompanying Notes to Consolidated Financial Statements.

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)
CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in millions)
	Year Ended December 31,
	2007	2006	2005
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS OPERATING ACTIVITIES:
Net income (loss)	$(208)	$2	$8
Adjustments to reconcile to Cash From Continuing Operations:
Cumulative effect of change in accounting principle, net of tax	--	--	3
Income from discontinued operations, net of tax	(14)	(58)	(8)
Depreciation and amortization	116	109	109
Amortization of deferred credits	(9)	(9)	(9)
Deferred income taxes	(13)	4	8
Equity earnings from affiliates	(12)	(38)	(46)
Gain on sale of Astaris assets	--	--	(50)
Gain on sale of other assets	(10)	--	--
Restructuring expenses and other charges	13	5	15
Other, net	--	(1)	(3)
Changes in assets and liabilities, net of acquisitions and divestitures:
Income taxes payable	14	4	(17)
Trade receivables	(70)	(41)	31
Inventories	(48)	(15)	(32)
Accounts payable	72	15	20
Other assets and liabilities	38	143	(57)
Liabilities subject to compromise:
Pension plan liabilities	(81)	(196)	56
Other postretirement benefits liabilities	(55)	(102)	(48)
Other liabilities subject to compromise	212	(9)	(19)
Cash Used in Operations—Continuing Operations	(55)	(187)	(39)
Cash Provided by Operations—Discontinued Operations	4	3	15
Cash Used in Operations	(51)	(184)	(24)

INVESTING ACTIVITIES:
Property, plant and equipment purchases	(150)	(105)	(75)
Acquisition and investment payments	(131)	(16)	--
Restricted cash	4	--	--
Investment proceeds and property disposals	18	5	81
Cash Provided by (Used in) Investing Activities—Continuing Operations	(259)	(116)	6
Cash Provided by (Used in) Investing Activities—Discontinued Operations	54	68	(6)
Cash Used in Investing Activities	(205)	(48)	--

FINANCING ACTIVITIES:
Net change in multi-currency lines of credit	14	--	--
Proceeds from short-term debt obligations	325	350	--
Reductions in short-term debt obligations	(53)	--	--
Proceeds from long-term debt obligations	75	--	--
Reductions in long-term debt obligations	(4)	(51)	--
Net change in revolving credit facilities	(61)	--	--
Net change in cash collateralized letters of credit	--	--	17
Debt issuance costs	(7)	(9)	--
Deferred debt issuance costs	(4)	(8)	(1)
Other, net	(6)	(7)	--
Cash Provided by Financing Activities—Continuing Operations	279	275	16

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	23	43	(8)

CASH AND CASH EQUIVALENTS:
Beginning of year	150	107	115
End of year	$173	$150	$107

See accompanying Notes to Consolidated Financial Statements.

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ DEFICIT
(Dollars in millions)

	Year Ended December 31,
	2007	2006	2005
COMMON STOCK:
Balance, January 1	$1	$1	$1
Balance, December 31	$1	$1	$1

ADDITIONAL CONTRIBUTED CAPITAL:
Balance, January 1	$56	$56	$56
Balance, December 31	$56	$56	$56

NET DEFICIENCY OF ASSETS AT SPINOFF:
Balance, January 1	$(113)	$(113)	$(113)
Balance, December 31	$(113)	$(113)	$(113)

TREASURY STOCK:
Balance, January 1	$(251)	$(251)	$(251)
Balance, December 31	$(251)	$(251)	$(251)

ACCUMULATED OTHER COMPREHENSIVE LOSS:
ACCUMULATED CURRENCY ADJUSTMENT:
Balance, January 1	$28	$40	$51
Accumulated currency adjustments	36	(12)	(11)
Balance, December 31	$64	$28	$40
PENSION AND OTHER POSTRETIREMENT ITEMS:
Balance, January 1	$(95)	$(132)	$(126)
Minimum pension liability adjustments	--	24	(6)
Incremental effect of adopting SFAS No. 158	--	13	--
Amortization of prior service gain	(17)	--	--
Actuarial loss arising during the year	(8)	--	--
Amortization of actuarial loss	16	--	--
Currency translation adjustment	(6)	--	--
Balance, December 31	$(110)	$(95)	$(132)
DERIVATIVE INSTRUMENTS:
Balance, January 1	$--	$(1)	$--
Net unrealized gains (losses) on derivative instruments	--	1	(1)
Balance, December 31	$--	$--	$(1)
Balance, December 31	$(46)	$(67)	$(93)

ACCUMULATED DEFICIT:
Balance, January 1	$(1,031)	$(1,033)	$(1,041)
Effect of adopting FIN 48	(3)	--	--
Net income (loss)	(208)	2	8
Balance, December 31	$(1,242)	$(1,031)	$(1,033)

TOTAL SHAREHOLDERS’ DEFICIT	$(1,595)	$(1,405)	$(1,433)

See accompanying Notes to Consolidated Financial Statements.

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

1. Nature of Operations and Bankruptcy Proceedings

Nature of Operations

Solutia Inc., together with its subsidiaries (referred to herein as “Solutia” or the “Company”), is a global manufacturer and marketer of a variety of high-performance chemical-based materials.  Solutia is a world leader in performance films for laminated safety glass and after-market applications; chemicals for the rubber industry; specialty products such as heat transfer fluids and aviation hydraulic fluids; and an integrated family of nylon products including high-performance polymers and fibers.

Prior to September 1, 1997, Solutia was a wholly-owned subsidiary of the former Monsanto Company (now known as Pharmacia Corporation, a 100% owned subsidiary of Pfizer, Inc.).  On September 1, 1997, Pharmacia distributed all of the outstanding shares of common stock of Solutia as a dividend to Pharmacia stockholders (the “Solutia Spinoff”).  As a result of the Solutia Spinoff, on September 1, 1997, Solutia became an independent publicly held company and its operations ceased to be owned by Pharmacia.  A net deficiency of assets of $113 resulted from the Solutia Spinoff.

Bankruptcy Proceedings

Overview

On December 17, 2003, Solutia Inc. and its 14 U.S. subsidiaries (the "Debtors") filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the "Chapter 11 Cases") in the U.S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court").  The cases were consolidated for the purpose of joint administration and were assigned case number 03-17949 (PCB).  Solutia’s subsidiaries outside the United States were not included in the Chapter 11 filing.  The filing was made to restructure Solutia’s balance sheet, to streamline operations and to reduce costs, in order to allow Solutia to emerge from Chapter 11 as a viable going concern.  The filing also was made to obtain relief from the negative financial impact of liabilities for litigation, environmental remediation and certain post-retirement benefits (the "Legacy Liabilities") and liabilities under operating contracts, all of which were assumed at the time of the Solutia Spinoff.  These factors, combined with the weakened state of the chemical manufacturing sector, general economic conditions and continuing high, volatile energy and crude oil costs were an obstacle to Solutia's financial stability and success.

Under Chapter 11, Solutia is operating its businesses as a debtor-in-possession ("DIP") under court protection from creditors and claimants.  Since the Chapter 11 filing, orders sufficient to enable Solutia to conduct normal business activities, including the approval of Solutia’s DIP financing, have been entered by the Bankruptcy Court.  While Solutia is subject to Chapter 11, all transactions not in the ordinary course of business require the prior approval of the Bankruptcy Court.

On January 16, 2004, pursuant to authorization from the Bankruptcy Court, Solutia entered into a DIP credit facility.  This DIP credit facility has subsequently been amended from time to time, with Bankruptcy Court approval.  The DIP credit facility, as amended, consists of: (a) a $975 fully-drawn term loan; and (b) a $250 borrowing-based revolving credit facility, which includes a $150 letter of credit subfacility.  The DIP credit facility matures on March 31, 2008.

On October 15, 2007, Solutia filed its Fifth Amended Joint Plan of Reorganization (the “Plan”) and the related Fifth Amended Disclosure Statement (the “Disclosure Statement”) with the Bankruptcy Court.  The Disclosure Statement was approved by the Bankruptcy Court on October 19, 2007.  The Plan is based on a comprehensive settlement reached with all of the major constituents in Solutia’s bankruptcy case which includes the following parties: Monsanto, noteholders controlling at least $300 in principal amount of the 2027/2037 notes, the Official Committee of General Unsecured Creditors, the Official Committee of Equity Security Holders and the Ad Hoc Trade Committee.

The Disclosure Statement contains a description of the events that led up to the Debtors’ bankruptcy filing, the actions the Debtors’ have taken to improve their financial situation while in bankruptcy, a current description of the Debtors’ businesses and a summary of the classification and treatment of allowed claims and equity interests under the Plan.  The Disclosure Statement was sent to Solutia’s creditors and equity interest holders who approved the Plan.  On November 29, 2007 the Bankruptcy Court entered an order confirming the Plan.

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

Set forth below is a brief description of certain terms of the Plan and are qualified in their entirety by reference to the Plan and Disclosure Statement.

Under the Plan, Solutia will emerge from bankruptcy as an independent publicly-held company (“reorganized Solutia”).  The Plan provides for a re-allocation of Legacy Liabilities between Solutia and Monsanto, and an underlying settlement with the Official Committee of Retirees, the terms of which are set forth in the Monsanto Settlement Agreement and the Retiree Settlement Agreement, which have been filed with the Bankruptcy Court.

The Plan contemplates the completion of two rights offerings to raise new equity capital: (1) $250 of new common stock will be sold to the noteholders and general unsecured creditors (“Creditor Rights Offering”) and (2) $175 or 17 percent of new common stock will be sold pursuant to another rights offering to holders of at least 11 shares of common stock (“Equity Rights Offering”).  The $250 generated as a result of the Creditor Rights Offering will be used as follows: $175 will be set aside in a Voluntary Employees’ Beneficiary Association (VEBA) Retiree Trust to fund the retiree welfare benefits for those pre-spin retirees who receive these benefits from Solutia; and Solutia will use $75 to pay for other Legacy Liabilities being retained by the Company.  A group of Solutia’s creditors has committed to backstop the Creditor Rights Offering.  The $175 generated as a result of the Equity Rights Offering will be paid to Monsanto in connection with the settlement of its claims.  Any portion of the 17 percent of the new common stock that is not purchased by current equity holders will be distributed to Monsanto.

Under the Plan, current equity holders that own at least 175 shares of Solutia common stock will receive their pro rata share of 1 percent of the new common stock and current equity holders that own at least 11 shares of Solutia common stock will receive additional rights as described above.  Additionally, current equity security holders will have the following rights:  i) holders who own at least 24 shares of Solutia common stock will receive their pro rata share of five-year warrants to purchase 7.5 percent of the new common stock; and ii) holders who own at least 107 shares of Solutia common stock will receive the right to participate in a buy out for cash of general unsecured claims of less than $100 thousand but more than $2.5 thousand for an amount equal to 52.35 percent of the allowed amount of such claims, subject to election of each general unsecured creditor to sell their claim.

Distributions provided creditors and equity holders are set forth in the Plan and Disclosure Statement which have been filed with the Securities & Exchange Commission as exhibits to Form 8-K, dated October 22, 2007.

On November 21, 2007, the Bankruptcy Court entered its Order approving Solutia’s entry into the Exit Financing Facility Commitment Letter dated October 25, 2007 by and between Solutia, Citigroup Global Markets Inc., Goldman Sachs Credit Partners L.P. and Deutsche Bank Securities Inc. (collectively, “the Lenders”).  Under the Exit Financing Facility Commitment Letter and subject to the conditions contained therein, the Lenders are obligated to provide Solutia with $2.0 billion in financing (collectively, the “Exit Financing Facility”), including (a) a $400 senior secured asset-based revolving credit facility, (b) a $1.2 billion senior secured term loan facility and (c) if Solutia is unable to issue $400 senior unsecured notes by the closing of the Exit Financing Facility, a $400 senior unsecured bridge facility.

On January 22, 2008, the Lenders informed Solutia they were refusing to provide the exit funding, asserting that there has been an adverse change in the markets since entering into the commitment.  Solutia disagreed with their assertion and, on February 6, 2008, Solutia filed a complaint in the Bankruptcy Court seeking a court order requiring the Lenders to meet their commitment and fund Solutia’s exit from bankruptcy.  Trial on this matter began, February 21, 2008.  On February 25, 2008 and before the trial concluded, Solutia reached an agreement with the Lenders on the terms of a revised exit financing package, subject to Bankruptcy Court approval.  The Bankruptcy Court approved the revised exit financing package on February 26, 2008 finding that the revisions are substantially consistent with the order confirming the Plan.  Accordingly, Solutia is currently scheduled to emerge from Chapter 11 on February 28, 2008.  In the event the Lenders do not fund the exit financing for any other reason, it is not certain that Solutia can extend its DIP credit facility, and if Solutia can extend it, at what cost.

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

Going Concern

Solutia is currently operating under Chapter 11 of the U.S. Bankruptcy Code and continuation of Solutia as a going concern is contingent upon, among other things, Solutia’s ability to (i) comply with the terms and conditions of its DIP financing; (ii) implement the confirmed plan of reorganization; (iii) return to profitability; (iv) generate sufficient cash flow from operations; and (v) obtain financing sources to meet Solutia’s future obligations.  These matters create substantial doubt about Solutia’s ability to continue as a going concern.  The consolidated financial statements do not reflect any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of these uncertainties.  Additionally, the confirmed plan of reorganization will materially change amounts reported in the consolidated financial statements, which do not give effect to all adjustments of the carrying value of assets and liabilities that are necessary as a consequence of reorganization under Chapter 11 bankruptcy.

Consolidating Financial Statements

Consolidating financial statements for Solutia and subsidiaries in reorganization and subsidiaries not in reorganization as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and 2005 are presented below.  These consolidating financial statements include investments in subsidiaries carried under the equity method.

Condensed Consolidating Statement of Operations for the Year Ended December 31, 2007

	Solutia and Subsidiaries in Reorganization	Subsidiaries not in Reorganization	Eliminations	Solutia and Subsidiaries Consolidated

Net Sales	$2,577	$1,649	$(691)	$3,535
Cost of goods sold	2,319	1,432	(705)	3,046
Gross Profit	258	217	14	489

Marketing, administrative and technological expenses	200	97	--	297
Amortization of intangible assets	--	2	--	2
Operating Income	58	118	14	190

Equity earnings (loss) from affiliates	73	(1)	(60)	12
Interest expense	(114)	(20)	--	(134)
Other income, net	71	23	(60)	34
Loss on debt modification	(7)	--	--	(7)
Reorganization items, net	(298)	--	--	(298)
Income (Loss) from Continuing Operations Before Income Tax Expense	(217)	120	(106)	(203)
Income tax expense	1	19	(1)	19
Income (Loss) from Continuing Operations	(218)	101	(105)	(222)
Income from discontinued operations, net of tax	10	4	--	14
Net Income (Loss)	$(208)	$105	$(105)	$(208)

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

Condensed Consolidating Statement of Operations for the Year Ended December 31, 2006

	Solutia and Subsidiaries in Reorganization	Subsidiaries not in Reorganization	Eliminations	Solutia and Subsidiaries Consolidated

Net Sales	$2,360	$893	$(458)	$2,795
Cost of goods sold	2,143	773	(481)	2,435
Gross Profit	217	120	23	360

Marketing, administrative and technological expenses	214	58	--	272
Amortization of intangible assets	1	1	(1)	1
Operating Income	2	61	24	87

Equity earnings (loss) from affiliates	129	(7)	(84)	38
Interest expense	(79)	(21)	--	(100)
Other income, net	35	7	(26)	16
Loss on debt modification	(8)	--	--	(8)
Reorganization items, net	(70)	(1)	--	(71)
Income (Loss) from Continuing Operations Before Income Tax Expense	9	39	(86)	(38)
Income tax expense	8	11	(1)	18
Income (Loss) from Continuing Operations	1	28	(85)	(56)
Income from discontinued operations, net of tax	1	58	(1)	58
Net Income	$2	$86	$(86)	$2

Condensed Consolidating Statement of Operations for the Year Ended December 31, 2005

	Solutia and Subsidiaries in Reorganization	Subsidiaries not in Reorganization	Eliminations	Solutia and Subsidiaries Consolidated

Net Sales	$2,236	$810	$(401)	$2,645
Cost of goods sold	2,079	690	(428)	2,341
Gross Profit	157	120	27	304

Marketing, administrative and technological expenses	210	56	--	266
Amortization of intangible assets	1	--	--	1
Operating Income (Loss)	(54)	64	27	37

Equity earnings (loss) from affiliates	150	(6)	(48)	96
Interest expense	(56)	(23)	--	(79)
Other income, net	22	11	(25)	8
Reorganization items, net	(44)	(5)	--	(49)
Income from Continuing Operations Before IncomeTax Expense	18	41	(46)	13
Income tax expense	4	6	--	10
Income from Continuing Operations	14	35	(46)	3
Income (Loss) from discontinued operations, net of tax	(5)	13	--	8
Income Before Cumulative Effect of Change inAccounting Principle	9	48	(46)	11
Cumulative effect of change in accounting principle, net of tax	(1)	(2)	--	(3)
Net Income	$8	$46	$(46)	$8

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

Condensed Consolidating Balance Sheet as of December 31, 2007

	Solutia and Subsidiaries in Reorganization	Subsidiaries not in Reorganization	Eliminations	Solutia and Subsidiaries Consolidated
Assets
Current assets	$536	$821	$(126)	$1,231
Property, plant and equipment, net	663	389	--	1,052
Investment in subsidiaries and affiliates	667	214	(880)	1
Goodwill and identified intangible assets, net	106	75	26	207
Other assets	69	80	--	149
Total Assets	$2,041	$1,579	$(980)	$2,640

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities	$1,383	$336	$(92)	$1,627
Long-term debt	19	340	--	359
Other liabilities	193	241	(107)	327
Total Liabilities not Subject to Compromise	1,595	917	(199)	2,313

Liabilities Subject to Compromise	2,041	--	(119)	1,922

Total Shareholders’ Equity (Deficit)	(1,595)	662	(662)	(1,595)

Total Liabilities and Shareholders’ Equity (Deficit)	$2,041	$1,579	$(980)	$2,640

Condensed Consolidating Balance Sheet as of December 31, 2006

	Solutia and Subsidiaries in Reorganization	Subsidiaries not in Reorganization	Eliminations	Solutia and Subsidiaries Consolidated
Assets
Current assets	$502	$446	$(85)	$863
Property, plant and equipment, net	660	124	--	784
Investment in subsidiaries and affiliates	448	217	(472)	193
Goodwill and identified intangible assets, net	100	20	--	120
Other assets	57	42	--	99
Total Assets	$1,767	$849	$(557)	$2,059

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities	$1,011	$169	$(64)	$1,116
Long-term debt	--	210	--	210
Other liabilities	198	91	--	289
Total Liabilities not Subject to Compromise	1,209	470	(64)	1,615

Liabilities Subject to Compromise	1,963	--	(114)	1,849

Total Shareholders’ Equity (Deficit)	(1,405)	379	(379)	(1,405)

Total Liabilities and Shareholders’ Equity (Deficit)	$1,767	$849	$(557)	$2,059

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

Condensed Consolidating Statement of Cash Flows for the Year Ended December 31, 2007

	Solutia and Subsidiaries in Reorganization	Subsidiaries not in Reorganization	Eliminations	Solutia and Subsidiaries Consolidated
Net cash provided by (used in) operating activities	$(144)	$93	$--	$(51)
Net cash used in investing activities	(44)	(161)	--	(205)
Net cash provided by financing activities	154	125	--	279

Net increase (decrease) in cash and cash equivalents	(34)	57	--	23

Cash and cash equivalents:
Beginning of year	38	112	--	150
End of year	$4	$169	$--	$173

Condensed Consolidating Statement of Cash Flows for the Year Ended December 31, 2006

	Solutia and Subsidiaries in Reorganization	Subsidiaries not in Reorganization	Eliminations	Solutia and Subsidiaries Consolidated
Net cash provided by (used in) operating activities	$(241)	$57	$--	$(184)
Net cash provided by (used in) investing activities	(90)	42	--	(48)
Net cash provided by (used in) financing activities	351	(76)	--	275

Net increase in cash and cash equivalents	20	23	--	43

Cash and cash equivalents:
Beginning of year	18	89	--	107
End of year	$38	$112	$--	$150

Condensed Consolidating Statement of Cash Flows for the Year Ended December 31, 2005

	Solutia and Subsidiaries in Reorganization	Subsidiaries not in Reorganization	Eliminations	Solutia and Subsidiaries Consolidated
Net cash provided by (used in) operating activities	$(87)	$63	$--	$(24)
Net cash provided by (used in) investing activities	20	(20)	--	--
Net cash provided by (used in) financing activities	35	(19)	--	16

Net increase (decrease) in cash and cash equivalents	(32)	24	--	(8)

Cash and cash equivalents:
Beginning of year	50	65	--	115
End of year	$18	$89	$--	$107

2. Significant Accounting Policies

Financial Statement Presentation

The consolidated financial statements have been prepared in accordance with Statement of Position 90-7 ("SOP 90-7"), Financial Reporting by Entities in Reorganization Under the Bankruptcy Code, and on a going concern basis, which assumes the continuity of operations and reflects the realization of assets and satisfaction of liabilities in the ordinary course of business.  However, as a result of the Chapter 11 bankruptcy proceedings, such realization of assets and satisfaction of liabilities are subject to a significant number of uncertainties that have not been reflected in the consolidated financial statements.

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

Basis of Consolidation

The consolidated financial statements include the accounts of Solutia and its majority-owned subsidiaries.  All significant intercompany transactions and balances have been eliminated in consolidation.  Companies in which Solutia has a significant interest but not a controlling interest are accounted for under the equity method of accounting and included in Investments in Affiliates in the Consolidated Statement of Financial Position.  Solutia’s proportionate share of these companies’ net earnings or losses is reflected in Equity Earnings from Affiliates in the Consolidated Statement of Operations.  In accordance with Financial Accounting Standards Board ("FASB") Interpretation No. 46, Consolidation of Variable Interest Entities, as amended, variable interest entities in which Solutia is the primary beneficiary are consolidated within the consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and  liabilities and disclosure of contingent assets and liabilities at the date of the financial statements which affect revenues and expenses during the period reported.  Estimates are adjusted when necessary to reflect actual experience.  Significant estimates were used to account for restructuring reserves, environmental reserves, self-insurance reserves, employee benefit plans, intangible assets, income taxes, asset impairments and contingencies.  Actual results, particularly with respect to those matters affected by the Chapter 11 bankruptcy proceedings, could materially differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and temporary investments with maturities of three months or less when purchased.

Inventory Valuation

Inventories are stated at cost or market, whichever is less.  Actual cost is used to value raw materials and supplies. Standard cost, when it approximates actual cost, is used to value finished goods and goods in process.  Variances, exclusive of unusual volume and operating performance, are capitalized into inventory when material. Standard cost includes direct labor and raw materials, and manufacturing overhead based on practical capacity.  The cost of inventories in the United States, excluding supplies and the inventories of the CPFilms and Rubber Chemicals operations (66 percent and 74 percent as of December 31, 2007, and 2006, respectively) is determined by the last-in, first-out ("LIFO") method, which generally reflects the effects of inflation or deflation on cost of goods sold sooner than other inventory cost methods.  The cost of inventories of the CPFilms and Rubber Chemicals operations and outside the United States, as well as supplies inventories in the United States, is determined by the first-in, first-out ("FIFO") method.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost.  The cost of plant and equipment is depreciated over 5 to 35 years for buildings and improvements and 3 to 15 years for machinery and equipment, by the straight-line method.  Periodically, Solutia conducts a complete shutdown of certain manufacturing units (“turnaround”) to perform necessary inspections, repairs and maintenance.  Costs associated with significant turnarounds, which include estimated costs for material, labor, supplies and contractor assistance, are deferred and amortized ratably during the period between each planned activity, which generally occurs every 2 to 3 years.

Intangible Assets

Intangible assets that have finite useful lives are amortized on a straight-line basis over their useful lives, generally periods ranging from 5 to 20 years.  Goodwill and indefinite-lived intangible assets are assessed annually for impairment in the fourth quarter, or more frequently if changes in the circumstances indicate they may not be recoverable.

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

Impairment of Long-Lived Assets

Impairment tests of long-lived assets are made when conditions indicate the carrying amount may not be recoverable.  Impairment tests are based on a comparison of undiscounted cash flows to the recorded value of the asset.  If an impairment is indicated, the asset value is written down to its fair value based upon market prices or, if not available, upon discounted cash value, at an appropriate discount rate.

Environmental Remediation

Costs for remediation of waste disposal sites are accrued in the accounting period in which the obligation is probable and when the cost is reasonably estimable.  Environmental liabilities are not discounted, and they have not been reduced for any claims for recoveries from third parties.  In those cases where third-party indemnitors have agreed to pay any amounts and management believes that collection of such amounts is probable, the amounts are reflected as receivables in the consolidated financial statements.

Self-Insurance and Insurance Recoveries

Solutia maintains self-insurance reserves to reflect its estimate of uninsured losses.  Self-insured losses are accrued based upon estimates of the aggregate liability for claims incurred using certain actuarial assumptions followed in the insurance industry, Solutia’s historical experience and certain case specific reserves as required, including estimated legal costs.  The maximum extent of the self-insurance provided by Solutia is dependent upon a number of factors including the facts and circumstances of individual cases and the terms and conditions of the commercial policies.  Solutia has purchased commercial insurance in order to reduce its exposure to workers’ compensation, product, general, automobile and property liability claims.  Policies for periods prior to the spinoff are shared with Pharmacia.  This insurance has varying policy limits and deductibles.

Insurance recoveries are estimated in consideration of expected losses, coverage limits and policy deductibles.  When recovery from an insurance policy is considered probable, a receivable is recorded.

Revenue Recognition

Solutia’s primary revenue-earning activities involve producing and delivering goods.  Revenues are considered to be earned when Solutia has completed the process by which it is entitled to such revenues.  The following criteria are used for revenue recognition: persuasive evidence that an arrangement exists, delivery has occurred, selling price is fixed or determinable and collection is reasonably assured.

Allowance for Doubtful Accounts

The provisions for losses on uncollectible trade receivables are determined primarily on the basis of past collection experience applied to ongoing evaluations of Solutia’s receivables and evaluations of the risks of uncollectibility.

Distribution Costs

Solutia includes inbound freight charges, purchasing and receiving costs, inspection costs, warehousing costs, internal transfer costs and the other costs of its distribution network in Cost of Goods Sold in the Consolidated Statement of Operations.

Shipping and Handling Costs

Amounts billed for shipping and handling are included in Net Sales and the costs incurred for these activities are included in Cost of Goods Sold in the Consolidated Statement of Operations.

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

Derivative Financial Instruments

In accordance with Statement of Financial Accounting Standard (“SFAS”) No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”), as amended, all derivatives, whether designated for hedging relationships or not, are recognized in the Consolidated Statement of Financial Position at their fair value.

Currency forward and option contracts are used to manage currency exposures for financial instruments denominated in currencies other than the entity’s functional currency. Solutia has chosen not to designate these instruments as hedges and to allow the gains and losses that arise from marking the contracts to market to be included in Other Income, net in the Consolidated Statement of Operations.

Interest rate swaps are used to manage interest rate exposures on variable rate debt instruments.  Solutia has chosen not to designate these instruments as hedges and to allow the gains and losses that arise from marking the swaps to market to be included in Interest Expense in the Consolidated Statement of Operations.

Natural gas forward and option contracts are used to manage some of the exposure for the cost of natural gas.  These market instruments are designated as cash flow hedges.  The mark-to-market gain or loss on qualifying hedges is included in Accumulated Other Comprehensive Loss in the Consolidated Statement of Financial Position to the extent effective, and reclassified into Cost of Goods Sold in the Consolidated Statement of Operations in the period during which the hedged transaction affects earnings.  The mark-to-market gains or losses on ineffective portions of hedges are recognized in Cost of Goods Sold immediately.

Income Taxes

Solutia accounts for income taxes using the asset and liability method.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities at enacted rates.  Solutia determines the appropriateness of valuation allowances in accordance with the “more likely than not” recognition criteria outlined in SFAS No. 109, Accounting for Income Taxes.

In accordance with FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (“FIN 48”), Solutia recognizes tax positions in the Consolidated Statement of Financial Position as the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with tax authorities assuming full knowledge of the position and all relevant facts.  Accrued interest and penalties related to unrecognized tax benefits are included in Income Tax Expense in the Consolidated Statement of Operations.

Currency Translation

The local currency has been used as the functional currency for nearly all worldwide locations.  The financial statements for most of Solutia’s ex-U.S. operations are translated into U.S. dollars at current or average exchange rates.  Unrealized currency translation adjustments are included in Accumulated Other Comprehensive Loss in the Consolidated Statement of Financial Position.

Earnings (Loss) per Share

Basic earnings (loss) per share is a measure of operating performance that assumes no dilution from securities or contracts to issue common stock.  Diluted earnings (loss) per share is a measure of operating performance by giving effect to the dilution that would occur if securities or contracts to issue common stock were exercised or converted.

Stock Option Plans

As of January 1, 2006, Solutia adopted SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123(R)”), using the modified prospective method, which requires measurement of compensation cost for all stock−based awards at fair value on the date of grant and recognition of compensation over the service period for awards expected to vest.  The fair value of stock options is determined using the Black−Scholes valuation model, which is consistent with valuation techniques previously utilized for options in footnote disclosures required under SFAS No. 123, Accounting for Stock Based

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

Compensation, as amended by SFAS No. 148, Accounting for Stock−Based Compensation—Transition and Disclosure.  Such value is recognized as expense over the service period, net of estimated forfeitures, using the straight-line method under SFAS No. 123(R). The estimation of stock awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from our current estimates, such amounts will be recorded as a cumulative adjustment in the period estimates are revised.  Additionally, Solutia’s existing shares of common stock, as well as options and warrants to purchase its common stock will be cancelled upon our emergence from Chapter 11.

Recently Issued Accounting Standards

In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities including an Amendment of FASB Statement No. 115 ("SFAS No. 159").  SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value.  The provisions of SFAS No. 159 are effective for fiscal years beginning after November 15, 2007.  Solutia is currently evaluating the impact of SFAS No. 159 on the consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations, (“SFAS No. 141(R)”).  SFAS No. 141(R)  changed certain accounting guidance for business combinations.  SFAS No. 141(R) requires, among other things; (i) All business combinations will result in all assets and liabilities being recorded at their fair values, with limited exceptions, (ii) Certain acquired contingencies will be recorded at fair value at the acquisition date with subsequent changes in valuation recorded in earnings, (iii) Acquisition costs will generally be expensed as incurred, (iv) Restructuring costs will generally be expensed in periods after the acquisition date, and (v) Fair value of the purchase price, including the issuance of equity securities, will be determined on the acquisition date.   The provisions of SFAS No. 141(R)  applies prospectively to business combinations in which the acquisition date is in fiscal years beginning on or after December 15, 2008 with early adoption prohibited.  The impact on Solutia will be dependent upon acquisitions after adoption.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51, (“SFAS No. 160”).  SFAS No. 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The provisions of SFAS No. 160 are effective for fiscal years beginning on or after December 15, 2008 with early adoption prohibited.  Solutia is currently evaluating the impact of SFAS No. 160 on the consolidated financial statements.

3. Liabilities Subject to Compromise and Reorganization Items, net

Liabilities Subject to Compromise

Under Chapter 11 of the U.S. Bankruptcy Code, certain claims against Solutia in existence prior to the filing of the petitions for relief under the federal bankruptcy laws are stayed while Solutia continues business operations as debtor-in-possession. These estimated claims are reflected in the Consolidated Statement of Financial Position as Liabilities Subject to Compromise as of December 31, 2007 and 2006 and are summarized in the table below.  Such claims remain subject to future adjustments.  Adjustments may result from actions of the Bankruptcy Court, negotiations with claimants, rejection or acceptance of executory contracts, determination of value of any collateral securing claims, reconciliation of proofs of claim or other events.

Solutia has received approval from the Bankruptcy Court to pay or otherwise honor certain of its pre-petition obligations, including (i) certain pre-petition compensation to employees and employee-equivalent independent contractors; (ii) business expenses of employees; (iii) obligations under employee benefit plans; (iv) employee payroll deductions and withholdings; (v) costs and expenses incident to the foregoing payments (including payroll-related taxes and processing costs); (vi) certain pre-petition workers' compensation claims, premiums and related expenses; (vii) certain pre-petition trust fund and franchise taxes; (viii) pre-petition claims of certain contractors, freight carriers, processors, customs brokers and related parties; (ix) customer accommodation programs; and (x) pre-petition claims of critical vendors in the ordinary course of business.  Accordingly, these pre-petition items have been excluded from Liabilities Subject to Compromise as of December 31, 2007 and 2006, as applicable.

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

The amounts subject to compromise consisted of the following items:

	December 31,
	2007	2006
Postretirement benefits (a)	$664	$800
Litigation reserves (b)	106	111
Accounts payable (c)	102	116
Environmental reserves (d)	80	81
Other miscellaneous liabilities (e)	311	73

6.72% debentures due 2037(f)	150	150
7.375% debentures due 2027(f)	300	300
11.25% notes due 2009 (g)	223	223
Other (h)	--	43
	673	716
Unamortized debt discount and debt issuance costs	(14)	(48)
Total Debt Subject to Compromise	659	668

Total Liabilities Subject to Compromise	$1,922	$1,849

(a)
Postretirement benefits include Solutia’s domestic (i) qualified pension plan of $224 and $305 as of December 31, 2007 and December 31, 2006, respectively; (ii) non-qualified pension plan of $19 as of both December 31, 2007 and 2006; and (iii) other postretirement benefits of $421 and $476 as of December 31, 2007 and December 31, 2006, respectively. Pursuant to a Bankruptcy Court order, Solutia made payments with respect to other postretirement obligations of $76 and $96 in 2007 and 2006, respectively.  Solutia also made contributions of $105 to its qualified pension plan pursuant to IRS funding requirements in 2007.

(b)
An automatic stay has been imposed against the commencement or continuation of legal proceedings against Solutia outside of the Bankruptcy Court process.  Consequently, Solutia’s accrued liability with respect to pre-petition legal proceedings has been classified as subject to compromise as of December 31, 2007 and 2006.  Pursuant to a Bankruptcy Court order, Solutia made a scheduled payment of $5 in 2007 with respect to the Anniston litigation settlement reached in 2003.

(c)	Pursuant to Bankruptcy Court orders, Solutia settled certain accounts payable liabilities subject to compromise in 2007.
(d)
Represents remediation obligations related primarily to properties that are not owned or operated by Solutia, including non-owned properties adjacent to plant sites and certain owned offsite disposal locations.  See Note 22 for further disclosure with respect to ongoing legal proceedings concerning environmental liabilities subject to compromise.

(e)
Other miscellaneous liabilities are comprised of estimated allowed claims for certain creditors in the Chapter 11 proceedings.  In advance of and in association with Plan confirmation, certain settlements on disputed energy sourcing contracts, the Company's headquarters building lease, the resolution of legacy liabilities and other vender contractual agreements were reached in 2007.  Where necessary, the Company has adjusted the estimated allowed claim value to reflect the terms of these settlement contracts.

(f)
While operating during the Chapter 11 bankruptcy proceedings, Solutia has ceased recording interest on its 6.72% debentures due 2037 and its 7.375% debentures due 2027.  The amount of annual contractual interest expense not recorded was approximately $32 in both 2007 and 2006.

(g)
Pursuant to a Bankruptcy Court order, Solutia is required to continue payments of the contractual interest on its 11.25% notes due 2009 as a form of adequate protection under the U.S. Bankruptcy Code until emergence from Chapter 11.  The amount of annual contractual interest paid with respect to these notes was approximately $25 for both years ended December 31, 2007 and 2006, and the accrued interest related to these notes was included in Accrued Liabilities classified as not subject to compromise as of December 31, 2007 and 2006.

(h)
Represents the debt obligation incurred upon the consolidation of the assets and liabilities of a synthetic lease structure consolidated as part of the adoption of FASB Interpretation No. 46, Consolidation of Variable Interest Entities.  During the third quarter 2007, Solutia resolved a disputed claim regarding its synthetic lease arrangement with respect to Solutia’s corporate headquarters building and obtained Bankruptcy Court approval of the agreement.  See Note 13 for further disclosure with respect to this settlement.

Reorganization Items, net

Reorganization items, net are presented separately in the Consolidated Statement of Operations and represent items of income, expense, gain or loss that are realized or incurred by Solutia because it is in reorganization under Chapter 11 of the U.S. Bankruptcy Code.

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

Reorganization items, net consisted of the following items:
	Year Ended December 31,
	2007	2006	2005

Professional fees (a)	$67	$58	$49
Severance and employee retention costs (b)	9	4	12
Adjustments to allowed claim amounts (c)	224	(2)	10
Settlement of pre-petition claims (d)	(2)	--	(31)
Other	--	11	9
Total Reorganization Items, net	$298	$71	$49

(a)	Professional fees for services provided by debtor and creditor professionals directly related to Solutia’s reorganization proceedings.
(b)
Expense provisions related to (i) employee severance costs incurred directly as part of the Chapter 11 reorganization process and (ii) a retention plan for certain Solutia employees approved by the Bankruptcy Court.

(c)	Adjustments to record certain pre-petition claims at estimated amounts of the allowed claims.
(d)	Represents the difference between the settlement amount of certain pre-petition obligations and the corresponding amounts previously recorded.

4.  Acquisitions and Divestitures

Acquisition – Rubber Chemicals Business

On May 1, 2007, Solutia purchased Akzo Nobel’s 50 percent interest in the Flexsys joint venture (“Flexsys”) simultaneous with Flexsys’ purchase of Akzo Nobel’s CRYSTEX® manufacturing operations in Japan for $25.  Under the terms of the purchase agreement, Solutia purchased Akzo Nobel’s interest in Flexsys for $213.  The purchase was settled by cash payment of $115 plus the debt assumption by Solutia of Akzo Nobel’s pro-rata share of the projected Flexsys pension liability and the outstanding balance on the existing term and revolving credit facility.   As a result of the acquisition, Solutia eliminated the investment in Flexsys in Investments in Affiliates on the Consolidated Statement of Financial Position.  Subsequent to the acquisition, Solutia reduced the projected pension liability via the payment of $27 to the United Kingdom Defined Benefit Pension Plan, which was classified as cash used in operating activities in the Consolidated Statement of Cash Flows.

In conjunction with the acquisition, Solutia refinanced the existing Flexsys $200 term and revolving credit facility with a new debt agreement comprised of a $75 term loan and $150 revolving credit facility.  The refinanced term and revolving credit facility has a term of five years and is secured by substantially all of the assets of Flexsys.

Flexsys is the world’s leading supplier of chemicals to the rubber processing and related industries and manufactures more than fifty different products consisting of vulcanizing agents and rubber chemicals.  The acquisition was made to grow Solutia’s portfolio of businesses that provide a return greater than the cost of capital.

The acquisition was accounted for as a purchase transaction, and accordingly, the assets and liabilities of the acquired entities were recorded at their estimated fair value on a step-up accounting basis as Solutia previously owned 50% of Flexsys.  The following table summarizes the fair values of the assets acquired and liabilities assumed at the date of acquisition.

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

May 1, 2007
Assets:
Trade receivables	$53
Miscellaneous receivables	18
Inventories	57
Prepaid expenses and other assets	6
Property, plant and equipment, net	95
Identified intangible assets	18
Other assets	13
Total assets acquired	$260

Liabilities:
Accounts payable	$22
Accrued liabilities	29
Long-term debt	66
Other liabilities	28
Total liabilities assumed	$145

As of the acquisition date, management began to assess and formulate plans to integrate Flexsys.  The activities have been accounted for in accordance with Emerging Issues Task Force No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination (EITF No. 95-3).  See Note 7 for restructuring charges recognized in Accrued Liabilities and Other Liabilities as part of the purchase price allocation above and charges utilized during the year ended December 31, 2007.

The following table presents the weighted average life in years and the gross carrying value of the identifiable intangible assets included in Identified Intangible Assets, net within the Consolidated Statement of Financial Position on May 1, 2007:

	Weighted Average Life	Carrying Value
Technology	25	$18
Trade names	25	2
Patents	10	2
Total identifiable intangible assets		$22

The following pro forma financial information presents the combined results of operations of Solutia and Flexsys, as if the acquisition had occurred at the beginning of the period presented.  The results of operations for Flexsys are included in the Technical Specialties reportable segment from the acquisition date.  The equity income recorded by Solutia prior to May 1, 2007 has been eliminated in the pro forma financial information.  The pro forma results are not necessarily indicative of what actually would have occurred had the acquisition been in effect for the periods presented and should not be taken as representative of Solutia’s future consolidated results of operations.  Pro forma results were as follows:

	2007	2006

Net sales	$3,741	$3,401
Net income (loss)	(192)	31

Net income (loss) per basic and diluted share	$(1.84)	$0.30

The pro forma information contains the actual combined operating results of Solutia and Flexsys with the results prior to the acquisition adjusted for the amortization of acquired intangible assets, depreciation related to new asset values and useful lives, equity earnings from affiliates, higher interest expense reflecting increased debt, and the related income tax effects for these adjustments.

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

Acquisition – Window Film Components Business

On November 13, 2007, Solutia’s 100% owned subsidiary, CPFilms Inc. (“CPFilms”), purchased Acquired Technology, Inc. (“ATI”).  CPFilms purchased the producer’s customer list, patents, production equipment and certain other assets for $7.   The ATI acquisition provides technology to help grow and develop CPFilms’ broad product portfolio while immediately adding sales volume in the window film components business.

The acquisition was accounted for as a purchase transaction, and accordingly, the assets and liabilities of ATI were recorded at their estimated fair value.  The acquisition resulted in Solutia recording $1 of non-current assets, $5 of goodwill and $1 of amortizable customer relationship intangible assets.  The customer relationship intangible assets are being amortized over their estimated useful life of 12 years.  Results of operations for ATI were included in Solutia’s results of operations from the acquisition date in the CPFilms segment.  The results of operations for the acquired business were not material to Solutia’s consolidated results of operations.

Acquisition – Plastic Interlayer Plant

On March 1, 2006, pursuant to a stock purchase agreement among Solutia, Vitro S.A. de C.V. (“Vitro”) and Vitro Plan S.A. de C.V. (“Vitro Plan”), a 100% owned subsidiary of Vitro, Solutia acquired Vitro Plan’s 51 percent stake Solutia Tlaxcala S.A. de C.V. formerly known as Quimica M, S.A. de C.V. (“Tlaxcala”) (originally formed in 1996 as a joint venture between Vitro, Vitro Plan, and Monsanto) for approximately $20 in cash.  As a result of this acquisition, Solutia became the sole owner of Tlaxcala and its plastic interlayer plant located in Santo Toribio, Mexico.  Pursuant to the purchase agreement, Solutia also entered into supply agreements with Vitro Flex S.A. de C.V. and Vitro Automotriz S.A. de C.V. to provide their requirements for most SAFLEX® plastic interlayer products for up to five years. This acquisition reflects Solutia’s commitment to meet the growing global demand for its SAFLEX® plastic interlayer products.

The allocation of purchase price to the assets acquired and liabilities assumed resulted in Solutia’s acquisition or assumption of total current assets of $18, non-current assets of $32, goodwill of $5, amortizable contract-based intangible assets of $4, current liabilities of $11 and non-current liabilities of $7. The contract-based intangible assets are being amortized over their estimated useful lives of 5 years.  Results of operations for Tlaxcala were included in Solutia’s results of operations from the acquisition date in the SAFLEX® segment.  The results of operations for the acquired business were not material to Solutia’s consolidated results of operations.

Discontinued Operations – Water Treatment Phosphonates Business

On May 31, 2007, Solutia sold DEQUEST®, its water treatment phosphonates business (“Dequest”) to Thermphos Trading GmbH (“Thermphos”).  Under the terms of the agreement, Thermphos purchased the assets and assumed certain of the liabilities of Dequest for $67, subject to a working capital adjustment.  As part of the closing of the sale, affiliated companies of Solutia and Thermphos entered into a ten year lease and operating agreement under which Solutia will continue to operate the Dequest production facility for Thermphos at Solutia’s plant in Newport, Wales, United Kingdom.  Solutia does not consider the cash flows generated by the lease and operating agreement to be direct cash flows of Dequest since Solutia has not retained any risk or reward in the business.

Dequest was a component of the former Performance Products segment prior to the classification as discontinued operations before the segment realignment discussed in Note 25.  Solutia recorded a gain on the sale of Dequest of $34.  Further, Solutia used $53 of the proceeds from the sale to pay down the DIP credit facility as required by the terms of the facility.  Due to this requirement, Solutia allocated interest related to the pay down amount to discontinued operations.  Interest expense allocated to discontinued operations for the five months ended May 31, 2007 and the years ended December 31, 2006 and 2005 was $2, $4 and $5, respectively.

The carrying amounts of assets and liabilities from Dequest have been classified as current in the Consolidated Statement of Financial Position and consisted of the following:

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

	December 31, 2007	December 31, 2006
Assets:
Trade receivables	$2	$17
Miscellaneous receivables	--	1
Inventories	2	11
Prepaid expenses and other assets	3	1
Property, plant and equipment, net	--	11
Other assets	--	1
Assets of discontinued operations	$7	$42

Liabilities:
Accounts payable	$--	$10
Accrued liabilities	6	4
Liabilities of discontinued operations	$6	$14

The operating results of Dequest have been reported separately as discontinued operations, net of tax, in the Consolidated Statement of Operations for each period presented.  Net sales and income from discontinued operations are as follows:

	Year Ended December 31,
	2007	2006	2005
Net sales	$43	$110	$114
Income before income taxes	34	1	6
Income tax expense	15	1	2
Income from discontinued operations	$19	$--	$4

The gain on sale of Dequest is subject to income tax in multiple jurisdictions.  The allocation of proceeds may be challenged.  Solutia has provided taxes in excess of the U.S. Federal income rate to reflect this uncertainty.

Discontinued Operations – Pharmaceutical Services Business

On August 22, 2006, Solutia’s 100% owned subsidiary Solutia Europe S.A./N.V. (“SESA”), sold its pharmaceutical services business to Dishman Pharmaceuticals & Chemicals Ltd. (“Dishman”).  Under the terms of the sale, Dishman purchased 100 percent of the stock of the pharmaceutical services business, as well as certain other assets used in the pharmaceutical services business, for $77, subject to certain purchase price adjustments.  Dishman also assumed substantially all of the liabilities relating to the pharmaceutical services business, other than certain liabilities that arose prior to the closing of the transaction and liabilities under certain employment agreements.  SESA agreed, subject to certain exceptions, that for a period of three years after the closing of the transaction neither it nor its affiliates will compete with the pharmaceutical services business or solicit for employment certain employees of the pharmaceutical services business and their current affiliates.

The pharmaceutical services business was a component of the former Performance Products segment prior to the classification as discontinued operations before the segment realignment discussed in Note 25.  Solutia recorded a gain on the sale of the pharmaceutical services business of $49.  Further, Solutia used $51 of the proceeds from the sale to pay down SESA’s €200 million credit facility.

The carrying amounts of assets and liabilities from discontinued operations have been classified as current in the Consolidated Statement of Financial Position and consisted of the following:

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

December 31, 2006
Assets:
Assets of discontinued operations	$--

Liabilities:
Accrued liabilities	1
Liabilities of discontinued operations	$1

The operating results of the pharmaceutical services business have been reported separately as discontinued operations, net of tax, in the Consolidated Statement of Operations for each period presented.  Net sales and income from discontinued operations are as follows:

	Year Ended December 31,
	2006	2005
Net sales	$42	$66
Income before income taxes	54	5
Income tax expense (benefit)	(4)	1
Income from discontinued operations	$58	$4

Solutia recorded a gain on the sale of the pharmaceutical services business of $49.  The gain on sale was exempt from tax outside the United States and no gain was realized for United States tax purposes.

Discontinued Operations – Resins, Additives and Adhesives Businesses

Solutia sold the resins, additives and adhesives businesses to UCB S.A. for $500 on January 31, 2003.  As a result of on-going tax audits of these businesses, Solutia may incur additional taxes of $5 for the years 2000-2002.  A reserve has been established in 2007 to provide for this potential tax liability.

Divestiture – Astaris Joint Venture

Astaris, a 50/50 joint venture with FMC Corporation (“FMC”), divested substantially all of its operating assets in the fourth quarter 2005.  Under the terms of the agreement, Israel Chemicals Limited (“ICL”) purchased substantially all of the operating assets of Astaris for $255, subject to certain purchase price adjustments.  As a result of this divestiture of assets, Solutia realized a $50 net gain on sale recorded in Equity Earnings from Affiliates in the Consolidated Statement of Operations.  In addition, certain of the assets and liabilities of Astaris that were not included in the sale to ICL were transferred to Solutia and FMC.  Generally, these assets and liabilities consist of property originally contributed to the joint venture by Solutia and FMC, as well as associated liabilities.

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

5.  Income (Loss) per Share

	Year Ended December 31,
	2007	2006	2005

Income (Loss) from Continuing Operations	$(222)	$(56)	$3
Income from Discontinued Operations, net of tax	14	58	8
Income (Loss) Before Cumulative Effect of Change in Accounting Principle	(208)	2	11
Cumulative Effect of Change in Accounting Principle, net of tax	--	--	(3)
Net Income (Loss)	$(208)	$2	$8

Basic and Diluted Income (Loss) per Share:
Income (Loss) from Continuing Operations	$(2.12)	$(0.54)	$0.03
Income from Discontinued Operations, net of tax	0.13	0.56	0.08
Income (Loss) Before Cumulative Effect of Change in Accounting Principle	(1.99)	0.02	0.11
Cumulative Effect of Change in Accounting Principle, net of tax	--	--	(0.03)
Basic and Diluted Income (Loss) per Share	$(1.99)	$0.02	$0.08

Basic and Diluted Weighted Average Shares Outstanding (in millions)	104.5	104.5	104.5

6.  Retrospective Application of New Accounting Guidance

In September 2006, the FASB issued FASB Staff Position AUG AIR-1, Accounting For Planned Major Maintenance Activities (“FSP AUG AIR-1”), that eliminates the acceptability of the accrue-in-advance method of accounting for planned major maintenance activities.  This staff position was effective for fiscal years beginning after December 15, 2006 and requires retrospective application to all prior period results presented.  Historically, the Company has accrued for certain major maintenance activities associated with periodic major overhauls and maintenance of equipment under the accrue-in-advance method.

Periodically, Solutia conducts a complete shutdown of certain manufacturing units (“turnaround”) to perform necessary inspection, repairs, and maintenance.  These planned turnarounds generally occur every two to three years.  With the adoption of FSP AUG AIR-1 on January 1, 2007, Solutia implemented the deferral method for costs associated with significant turnarounds, which include estimated costs for material, labor, supplies and contractor assistance.

Solutia retrospectively applied the change from the accrue-in-advance method to the deferral method.  The following balances in the Consolidated Statement of Financial Position as of December 31, 2006 and the Consolidated Statement of Operations for the year ended December 31, 2006 and 2005 have been restated from amounts previously reported as follows:

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

	As Previously Reported (a)	As Adjusted
At December 31, 2006:
Prepaid expenses and other assets	$30	$33
Other assets	99	99
Accrued liabilities	242	233
Accumulated deficit	(1,043)	(1,031)

For the year ended December 31, 2006:
Cost of goods sold	$2,426	$2,435
Loss from continuing operations	(47)	(56)
Net Income	11	2

Loss from continuing operations per basic and diluted share	$(0.45)	$(0.54)
Net income per basic and diluted share	$0.11	$0.02

For the year ended December 31, 2005:
Cost of goods sold	$2,341	$2,341
Income from continuing operations	3	3
Net Income	8	8

Income from continuing operations per basic and diluted share	$0.03	$0.03
Net income per basic and diluted share	$0.08	$0.08

(a)	– Amounts have been adjusted from prior filings to present the DEQUEST® business as a discontinued operation as further described in Note 4.

7.  Restructuring Reserves

During 2007, in accordance with the provisions of EITF No. 95-3, Solutia recorded $10 to the restructuring reserve as an adjustment to the purchase price allocation related to the acquisition of Flexsys (See Note 4).  The costs included in this restructuring reserve consist of costs to exit administrative offices in Akron, Ohio and Brussels, Belgium, severance and retraining costs, and relocation costs of employees moving to Solutia’s corporate headquarters. Also as a result of the acquisition of Flexsys, Solutia assumed Flexsys’ $2 restructuring reserve at May 1, 2007.  In addition to the Flexsys restructuring reserves, Solutia recorded $2 of severance and retraining costs in 2007 in Costs of Goods Sold involving headcount reductions within the SAFLEX® and Technical Specialties segments.  Cash outlays associated with the restructuring actions were funded from operations.

During 2006, Solutia recorded $3 of decommissioning and dismantling costs primarily as a result of the 2005 shut-down of its acrylic fibers business, and $3 of asset write-downs.  Solutia also recorded $3 of future contractual payments related to the termination of a third party manufacturing agreement.  These costs were all recorded within Reorganization Items, net with $4 in the Integrated Nylon segment and $5 in Unallocated and Other Operations.  In addition, Solutia recorded $8 of severance and retraining costs in 2006 with $4 recorded in Reorganization Items, net and $3 in Marketing and Administrative expenses and $1 in Cost of Goods Sold involving headcount reductions within the Integrated Nylon, SAFLEX® and CPFilms segments.  Cash outlays associated with the restructuring actions were funded from operations.

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

The following table summarizes the above noted restructuring charges, amounts utilized to carry out those plans and amount remaining at December 31, 2007:

	Decommissioning/ Dismantling	Future Contractual Payments	Employment Reductions	Asset Write-Downs	Total

Balance at January 1, 2006	$2	$--	$2	$--	$4
Charges taken	3	3	8	3	17
Amounts utilized	(4)	(1)	(8)	(3)	(16)
Balance at December 31, 2006	$1	$2	$2	$--	$5
Assumed liabilities	--	--	2	--	2
Acquisition related liabilities	--	2	8	--	10
Charges taken	--	--	2	--	2
Amounts utilized	(1)	(1)	(9)	--	(11)
Balance at December 31, 2007	$--	$3	$5	$--	$8

Restructuring reserves of less than $1 as of December 31, 2007 were included in Liabilities Subject to Compromise in the Consolidated Statement of Financial Position.  See Note 3 for further description of Solutia’s Liabilities Subject to Compromise.  In addition, Solutia expects the majority of the $8 of restructuring liabilities classified as not subject to compromise as of December 31, 2007 to be utilized within the next twelve months.  Given the inherent uncertainties associated with the bankruptcy process, Solutia cannot forecast its level of future spending for restructuring reserves classified as subject to compromise.

8.  Impairment of Long-Lived Assets

In 2007, an impairment analysis was completed in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-lived Assets, based upon indicators of impairment present within certain asset groups in Solutia’s rubber chemicals business, included in the Technical Specialties reportable segment.  These indicators included declines or increasing weaknesses in historical operating results and concerns over future results given current market and economic conditions in the rubber chemicals industry.  The carrying value of the assets was compared to undiscounted expected cash flows indicating an impairment was present, as the carrying value of the assets were above the undiscounted cash flow amount.  Therefore, the assets were written down to fair value, as determined by fair value estimates of the asset group through the use of a discounted cash flow model.  The assumptions used in the cash flow projections approximated the market conditions experienced in 2007.  As a result, in 2007 Solutia recorded an impairment charge of $25 to Cost of Goods Sold for the write down of certain fixed assets.

9.  Goodwill and Other Intangible Assets

Goodwill

Goodwill of $149 and $89 at December 31, 2007 and 2006, respectively, was allocated by reportable segment as follows:

	December 31,
	2007	2006

Technical Specialties	$55	$--
SAFLEX®	13	13
CPFilms	81	76
Total	$149	$89

The acquisition of Flexsys established goodwill in the Technical Specialties segment of $54 as a result of the consolidation of the existing goodwill at May 1, 2007 of Flexsys in addition to the reclassification of existing Flexsys goodwill previously reported as a component of Investment in Affiliates along with $1 from exchange rate fluctuations.  The

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

$5 increase in the CPFilms segment resulted from the acquisition of ATI. There were no impairments to the net carrying amount of goodwill during the year ended December 31, 2007.

Identified Intangible Assets

Identified intangible assets generally are comprised of (i) amortizable contract-based intangible assets, trade names, patents, customer relationships and unpatented technology with finite useful lives, and (ii) indefinite-lived trademarks not subject to amortization.  These intangible assets are summarized in aggregate as follows:

	December 31,
	2007			2006
	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Amortizable intangible assets (a)	$41	$(9)	$32	$12	$(7)	$5
Trademarks	26	--	26	26	--	26
Total Identified Intangible Assets	$67	$(9)	$58	$38	$(7)	$31

(a)
The $29 increase in Gross Carrying Value is a result of the Flexsys and ATI acquisitions of $22 and $1, respectively, (as further described in Note 4), $4 from an other asset acquisition and exchange rate fluctuations of $2.  Further, there were no write downs or disposals of Amortizable Intangible Assets in 2007.

There were no changes to amortizable lives or methods during the year ended December 31, 2007.  In addition, amortization expense for the net carrying amount of finite-lived intangible assets is estimated to be $2 annually from 2008 through 2012.

10.  Risk Management Activities

Solutia’s business operations give rise to market risk exposures that result from changes in currency exchange rates, interest rates and certain commodity prices.  To manage the volatility relating to these exposures, Solutia enters into various hedging transactions that enable it to alleviate the adverse effects of financial market risk.  Designation is performed on a specific exposure basis to support hedge accounting.   The changes in fair value of these hedging instruments are offset in part or in whole by corresponding changes in the fair value or cash flows of the underlying exposures being hedged.  Solutia’s hedging transactions are carried out under policies and procedures approved by the Audit and Finance Committee of the Board of Directors, which does not permit the purchase or holding of any derivative financial instruments for trading purposes.

Foreign Currency Exchange Rate Risk

Solutia manufactures and sells its products in a number of countries throughout the world and, as a result, is exposed to movements in foreign currency exchange rates.  Solutia uses foreign currency hedging instruments to manage the volatility associated with foreign currency purchases of materials and other assets and liabilities created in the normal course of business.  Solutia primarily uses forward exchange contracts and purchased options to hedge these risks with maturities of less than 18 months.

Solutia also enters into certain foreign currency derivative instruments primarily to protect against exposure related to intercompany financing transactions.  Solutia has chosen not to designate these instruments as hedges and to allow the gains and losses that arise from marking the contracts to market to be recorded in Other Income, net in the period. Solutia recorded a net loss of $2, $3, and $1 in the years ended December 31, 2007, 2006 and 2005, respectively.  Solutia had currency forward and option contracts to purchase and sell $470 and $181 of currencies as of December 31, 2007 and 2006, respectively, comprised principally of the Euro, British Pound-Sterling, and U.S. Dollar.

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

Interest Rate Risk

Interest rate risk is primarily related to changes in interest expense from floating rate debt.  Solutia believes its current debt structure mitigates some of the risk associated with changes in interest rates due to the combination of fixed versus floating rate debt instruments.  However, to further limit Solutia’s exposure to changes in interest expense from floating rate debt, SESA entered into interest rate swap agreements during 2007 related to SESA’s variable rate €200 million credit facility.  SESA entered into interest rate swap agreements with notional amounts of €80 million or $117 using December 31, 2007 exchange rates.  Solutia has chosen not to designate these instruments as hedges and to allow the gains and losses that arise from marking the agreements to market to be recorded in Interest Expense in the period.  Solutia recorded a gain of $1 related to the agreements in the year ended December 31, 2007.

Commodity Price Risk

Certain raw materials and energy resources used by Solutia are subject to price volatility caused by weather, crude oil prices, supply conditions, political and economic variables and other unpredictable factors.  Solutia uses forward and option contracts to manage a portion of the volatility related to anticipated energy purchases with maturities up to 6 months. These market instruments are designated as cash flow hedges. The mark-to-market gain or loss on qualifying hedges is included in Accumulated Other Comprehensive Loss to the extent effective, and reclassified into Cost of Goods Sold in the period during which the hedged transaction is settled.  The mark-to-market gains or losses on ineffective portions of hedges are recognized in Cost of Goods Sold immediately.

As of December 31, 2007, Solutia did not have any commodity forward contracts outstanding.  There were no gains or losses recorded in Cost of Goods Sold as a result of the ineffectiveness of any hedging contracts, and no cash flow hedges were discontinued during 2007 or 2006 due to changes in expectations on the original forecasted transactions.  Solutia had commodity forward contracts with notional amounts of $2 as of December 31, 2006.

Credit Risk

Credit risk arising from the inability of a counterparty to meet the terms of Solutia’s financial instrument contracts is generally limited to the amounts, if any, by which the counterparty’s obligations exceed the obligations of Solutia.  It is Solutia’s policy to enter into financial instruments with a number of creditworthy counterparties.  Therefore, Solutia does not expect to incur material credit losses on its risk management or other financial statement instruments.

11.  Investments in Affiliates

On May 1, 2007, Solutia acquired Akzo Nobel’s interest in Flexsys resulting in Solutia consolidating Flexsys as a 100% owned subsidiary.  Solutia applied the equity method of accounting for Flexsys prior to May 1, 2007.

As further described in Note 4, Astaris divested substantially all of its operating assets in the fourth quarter 2005.  Pursuant to this transaction, there were certain assets and liabilities of Astaris that were not included in the sale to ICL which were transferred to Solutia and FMC.  Generally, these assets and liabilities consisted of property originally contributed to the joint venture by Solutia and FMC, as well as certain pre-closing liabilities relating to Astaris, including certain pre-closing environmental liabilities.  In addition, certain non-operating assets and liabilities remained in the Astaris joint venture as part of the transaction.  Further, the name of the joint venture which holds these remaining assets and liabilities was changed from Astaris LLC to Siratsa LLC.

At December 31, 2007, Solutia’s investments in affiliates consisted principally of its 50 percent interest in the Siratsa joint ventures for which Solutia applies the equity method of accounting.  Summarized combined financial information for 100 percent of the Flexsys joint venture prior to May 1, 2007 and Siratsa joint ventures is as follows:

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

	Year Ended December 31,
	2007	2006	2005
Results of operations:
Net sales	$207	$606	$963
Gross profit	50	155	233
Operating income	34	91	108
Net income	25	66	192

	December 31,
	2007	2006
Financial position:
Current assets	$16	$267
Non-current assets	--	355
Current liabilities	13	170
Non-current liabilities	3	72

Solutia’s investment in Flexsys as of December 31, 2006 exceeded Solutia’s proportionate share of the underlying equity of Flexsys by $5 primarily due to goodwill recorded by Solutia at inception of the joint venture.  Solutia received a $25 dividend from Flexsys during 2006.

12.  Detail of Certain Balance Sheet Accounts

	December 31,
Inventories	2007	2006
Finished goods	$348	$217
Goods in process	182	165
Raw materials and supplies	126	90
Inventories, at FIFO cost	656	472
Excess of FIFO over LIFO cost	(239)	(209)
Total	$417	$263

Inventories at FIFO approximate current cost.

	December 31,
Property, Plant and Equipment	2007	2006
Land	$37	$18
Leasehold improvements	41	37
Buildings	504	432
Machinery and equipment	3,105	2,713
Construction in progress	64	66
Total property, plant and equipment	3,751	3,266
Less accumulated depreciation	(2,699)	(2,482)
Total	$1,052	$784

	December 31,
Accrued Liabilities	2007	2006
Wages and benefits	$96	$59
Accrued selling expenses	27	32
Accrued interest	24	20
Other	149	122
Total	$296	$233

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

13.  Variable Interest Entities

In August 2007, Solutia resolved its disputed claim regarding its synthetic lease agreement associated with its corporate headquarters with certain creditors by agreeing to an allowed secured claim of $20, representative of their collateral value, and an allowed general unsecured claim of $27.  The $20 secured claim has been settled by the issuance of promissory notes to the creditors and transfer of ownership of Solutia’s corporate headquarters in St. Louis, Missouri to Solutia.  Prior to the agreement, the synthetic lease agreement qualified as a variable interest entity (“VIE”).  Based on the terms of the lease agreement and the residual value guarantee Solutia provided to the lessor, Solutia concluded it was the primary beneficiary of the VIE and consolidated it in accordance with FASB Interpretation No. 46, Consolidation of Variable Interest Entities.

14.  Asset Retirement Obligations

In March 2005, the FASB issued Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations – an interpretation of FASB Statement No. 143 (“FIN 47”).  FIN 47 clarifies that the term “conditional asset retirement obligation” as used in SFAS No. 143, Accounting for Asset Retirement Obligations (“SFAS No. 143”), refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity.  The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement, including those that may be conditional on a future event.  Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated.  Uncertainty about the timing and/or method of settlement should be factored into the measurement of the liability when sufficient information exists.  FIN 47 also clarifies when sufficient information to reasonably estimate the fair value of an asset retirement obligation is considered available.

Upon adoption of SFAS No. 143 as of January 1, 2003, Solutia identified certain conditional asset retirement obligations; however, these obligations were not recorded due to uncertainties involved with the determination of settlement timing.  With the clarification outlined by FIN 47 for valuation of conditional asset retirement obligations, Solutia reevaluated the valuation concerns involving settlement timing for these conditional asset retirement obligations and accordingly reported an asset retirement obligation of $7 as of December 31, 2005.  These obligations involve various federal, state and local regulations and/or contractual obligations to decontaminate and/or dismantle certain machinery and equipment, buildings, and leasehold improvements at Solutia’s various operating locations.

Asset retirement obligations were estimated for each of Solutia’s operating locations, where applicable, based upon Solutia’s current and historical experience, adjusted for factors that a third-party would consider, such as overhead, profit and market risk premium.  Estimated obligations were escalated based upon the anticipated timing of the related cash flows using an assumed inflation rate, and then were discounted using a credit-adjusted, risk-free interest rate.  The impact of adoption resulted in a charge of $3 recorded as a cumulative effect of change in accounting principle (net of tax of $1) in the Consolidated Statement of Operations in 2005.

The pro-forma effects of the application of FIN 47 for the year ended December 31, 2005 for these specific conditional asset retirement obligations are presented below:

Year ended December 31,
Pro-forma amounts assuming the accounting change is applied retroactively net of tax:	2005
Net income	$8
Net income per basic and diluted share	$0.08

At December 31, 2007 and 2006 the Company had a liability pertaining to the asset retirement obligation in Other Liabilities on the Consolidated Statement of Financial Position.  The following is a reconciliation of the beginning and ending carrying amount of the Company’s asset retirement obligation and the related assets:

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

	2007	2006
Asset retirement obligation, beginning of period	$5	$5
Amounts utilized	(1)	--
Accretion expense	--	--
Asset retirement obligation, end of period	$4	$5

The net book value of the related long-lived assets is less than $1 for both 2007 and 2006.

15.  Income Taxes

The components of income (loss) from continuing operations before income taxes were:

	Year ended December 31,
	2007	2006	2005

United States	$(263)	$(75)	$(30)
Outside United States	60	37	43
Total	$(203)	$(38)	$13

The components of income tax expense (benefit) recorded in continuing operations were:

	Year ended December 31,
	2007	2006	2005
Current:
U.S. federal	$--	$--	$--
U.S. state	--	--	--
Outside United States	34	13	2
	34	13	2

Deferred:
U.S. federal	(10)	--	--
U.S. state	--	--	--
Outside United States	(5)	5	8
	(15)	5	8

Total	$19	$18	$10

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

Income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 35% to income (loss) from continuing operations before income taxes as a result of the following:

	Year ended December 31,
	2007	2006	2005
Dollars in millions
Income Tax at federal statutory rate	$(71)	$(13)	$5
Increase (reduction) in income taxes due to:
U.S. state income taxes	(8)	(3)	(3)
Export tax benefit	--	(2)	(3)
Taxes related to foreign earnings	4	6	8
Valuation allowances	70	27	12
Income from equity affiliates	(3)	(10)	(9)
Surrendered losses from equity affiliate (a)	(4)	(4)	(11)
Reorganization costs	17	12	13
Tax contingency adjustment	10	8	--
Other	4	(3)	(2)
Income tax expense	$19	$18	$10

(a)
During 2007 and 2006, a non-consolidated equity affiliate surrendered a prior year loss that was used to offset a foreign subsidiary’s taxable income in the United Kingdom.  During 2005, a non-consolidated equity affiliate surrendered losses in prior years that were used to offset a foreign subsidiary’s taxable income in the United Kingdom.

Solutia has been granted tax holidays in Malaysia and China which first benefited the year ended December 31, 2006.  The Malaysia holidays expire in 2012 and 2013, and the China holidays phase out between 2008 and 2012.  The aggregate benefit on income tax expense in 2007 and 2006 as a result of these tax holidays was $5 and less than $1, respectively.

Deferred income tax balances were related to:

	December 31,
	2007	2006

Postretirement benefits	$268	$318
Environmental liabilities	53	53
Inventory	17	16
Insurance reserves	40	43
Miscellaneous accruals	5	9
Equity affiliates	14	8
Net operating losses	478	412
Accrued allowed claims	105	8
Other	21	43
Total deferred tax assets	1,001	910
Less: Valuation allowances	(778)	(692)
Deferred tax assets less valuation allowances	223	218

Property	(154)	(145)
Accrued interest	(53)	(39)
Other	(2)	(20)
Total deferred tax liabilities	(209)	(204)

Net deferred tax assets	$14	$14

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

At December 31, 2007, research and development tax credit carryforwards available to reduce possible future U.S. income taxes amounted to approximately $5 all of which will expire in 2019 through 2022.  At December 31, 2007 various federal, state and foreign net operating loss carryforwards are available to offset future taxable income.  These net operating losses expire from 2008 through 2027 or have an indefinite carryforward period.  Valuation allowances have been provided for the tax credit and net operating loss carryforwards that are not likely to be utilized.  Income taxes and remittance taxes have not been recorded on $350 of undistributed earnings of subsidiaries because Solutia intends to reinvest those earnings indefinitely.  It is not practicable to estimate the tax effect of remitting these earnings to the U.S.

Solutia increased the valuation allowances by $86 in 2007 of which $70 was recorded in Income Tax Expense in the Consolidated Statement of Operations, $40 is the result of the acquisition of Flexsys, a decrease of $(30) resulted from additional FIN 48 liabilities and $6 was recorded in other accounts.  The valuation allowances are principally provided for the U.S. deferred tax assets as Solutia continues to no longer believe that the “more likely than not” recognition criteria outlined in SFAS No. 109, Accounting for Income Taxes, were appropriate given a combination of factors surrounding Solutia’s Chapter 11 bankruptcy filing including:  (i) the possibility that all or a substantial portion of the loss and credit carryforwards and tax bases of assets could be reduced to the extent of cancellation of indebtedness occurring as part of a reorganization plan; (ii) the possibility that all or a substantial portion of the loss and credit carryforwards could become limited if a change in ownership occurs as a result of a reorganization plan; and (iii) updated expectations regarding near-term taxable income.

In July 2006, the FASB issued FIN 48 which creates a single model to address uncertainty in tax positions and clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition.  In addition, FIN 48 eliminates income taxes from the scope of SFAS No. 5, Accounting for Contingencies.

FIN 48 is effective for fiscal years beginning after December 15, 2006.  Differences between the amounts recognized in the Consolidated Statements of Financial Position prior to the adoption of FIN 48 and the amounts reported after adoption are accounted for as a cumulative effect adjustment recorded to the beginning balance of retained earnings or other appropriate components of equity or net assets in the Consolidated Statements of Financial Position.  The cumulative effect adjustment does not apply to those items that would not have been recognized in earnings, such as the effect of adopting FIN 48 on tax positions related to business combinations.

Solutia adopted the provisions of FIN 48 on January 1, 2007.  As a result of the implementation of FIN 48, Solutia increased its January 1, 2007 accumulated deficit by $3 as a cumulative effect adjustment in the Consolidated Statements of Financial Position.

Included in the balance at January 1, 2007 were $35 of unrecognized tax benefits that, if recognized, would affect the effective tax rate and $74 of unrecognized tax benefits that, if recognized, would result in adjustments to other tax accounts.

Included in the balance at December 31, 2007 were $50 of unrecognized tax benefits that, if recognized, would affect the effective tax rate and $96 of unrecognized tax benefits that, if recognized, would result in adjustments to other tax accounts.

Solutia recognizes accrued interest and penalties related to unrecognized tax benefits in income tax expense.  As of January 1, 2007, Solutia accrued $3 for interest and $5 for penalties.  As of December 31, 2007 the amount accrued for interest was $4 and for penalties was $6.

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

A reconciliation of the beginning and ending amount of unrecognized tax benefits (exclusive of interest and penalties) is as follows:

Balance at January 1, 2007	$101
Gross increases – tax positions in prior years	16
Gross decreases – tax positions in prior years	--
Gross increases – current year tax positions	24
Settlements	(1)
Lapse of Statute of Limitations	(4)
Balance at December 31, 2007	$136

Solutia files income tax returns in the United States and various states and foreign jurisdictions.  With few exceptions, Solutia is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2002.  It is anticipated that the unrecognized tax benefits that would affect the effective tax rate will decrease by a range of $0 to $8 within 12 months of the reporting date as a result of the resolution of Federal, state and foreign examinations, and the expiration of various statutes of limitation.

16.  Debt Obligations

As of December 31, 2007, Solutia’s debt obligations include borrowings from its DIP credit facility, notes and debentures.  The weighted average interest rate on Solutia’s total debt outstanding at December 31, 2007 was 7.9 percent compared to 8.4 percent at December 31, 2006.  Excluding debt subject to compromise, with the exception of the 2009 Notes on which the Bankruptcy Court has permitted continued payments of the contractual interest (see Note 3 for further description of the 2009 Notes); the weighted average interest rate on total debt was 8.1 percent at December 31, 2007, compared to 8.9 percent at December 31, 2006. The weighted average interest rate on Solutia’s short-term debt outstanding at December 31, 2007, was 8.0 percent as compared to 9.0 percent at December 31, 2006.

As a result of the Chapter 11 bankruptcy filing, we were in default on all of our pre-petition debt agreements classified in Liabilities Subject to Compromise in the Consolidated Statement of Financial Position as of December 31, 2007. While operating as a debtor-in-possession during the Chapter 11 bankruptcy proceedings, Solutia has ceased recording interest on all unsecured pre-petition indebtedness in accordance with SOP 90-7, with the exception of the 2009 Notes.  The amount of contractual interest not recorded was $32 in 2007, 2006 and 2005.  Contractual interest is payable semiannually in January and July for the 2009 Notes.

The DIP credit facility had $951 of borrowings at December 31, 2007 and $650 at December 31, 2006 and was classified as a current liability at both reporting dates.  At both December 31, 2007 and 2006, Solutia had $152 and $95, respectively, of availability under the DIP credit facility due to borrowings and amounts outstanding under letter of credit facilities.  At December 31, 2007, Solutia had $103 of availability under the revolving credit facility included in the Flexsys Debt Facility.

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

Long-term debt consisted of the following as of December 31,

	2007	2006

6.72% debentures due 2037	150	150
11.25% notes due 2009	223	223
Facility Agreement due 2011	231	210
7.375% debentures due 2027	300	300
Flexsys term loan due 2012	76	--
Flexsys revolving credit facility due 2012	47	--
Maryville notes due 2022	20	--
Other	--	43
Total principal amount	1,047	926
Unamortized net discount (a)	--	--
	1,047	926
Less current portion of long-term debt	(15)	--
Less amounts subject to compromise (Note 3)	(673)	(716)
Total	$359	$210

(a)	Unamortized net discount of $14 as of December 31, 2007 and $48 as of December 31, 2006 is included in liabilities subject to compromise, as further described in Note 3.

Amendments to DIP Financing Agreement

Solutia amended its DIP financing facility on January 25, 2007 with Bankruptcy Court approval.  This amendment, among other things, (i) increased the DIP facility from $825 to $1,225; (ii) extended the term of the DIP facility from March 31, 2007 to March 31, 2008; (iii) decreased the interest rate on the term loan component of the DIP facility from LIBOR plus 350 basis points to LIBOR plus 300 basis points; (iv) increased certain thresholds allowing the Debtors to retain more of the proceeds from certain dispositions and other extraordinary receipts; (v) approved the disposition of certain assets of the Debtors; and (vi) amended certain financial and other covenants.  Of the $1,225 facility, $150 was utilized to partially finance Solutia’s acquisition of Akzo Nobel’s interest in the 50/50 Flexsys joint venture between Solutia and Akzo Nobel.  The remaining increased availability under the DIP credit facility provides Solutia with additional liquidity for operations and the ability to fund mandatory pension payments due in 2007.  The DIP credit facility can be repaid by Solutia at any time without prepayment penalties.

Solutia amended its DIP credit facility on March 17, 2006 with Bankruptcy Court approval.  This amendment, among other things, (i) increased the DIP credit facility from $525 to $825; (ii) extended the term of the DIP credit facility from June 19, 2006 to March 31, 2007; (iii) decreased the interest rate on the term loan component of the DIP credit facility from LIBOR plus 425 basis points to LIBOR plus 350 basis points; (iv) increased certain thresholds allowing the Debtors to retain more of the proceeds from certain dispositions and other extraordinary receipts; (v) approved the disposition of certain assets of the Debtors; (vi) allowed refinancing of, and certain amendments to, SESA’s outstanding Euronotes; and (vii) amended certain financial and other covenants.

Solutia analyzed the modifications of the DIP credit facility in January 2007 and March 2006 in accordance with the provisions of EITF No. 02-04, Determining Whether a Debtor’s Modification or Exchange of Debt Instruments is within the Scope of FASB Statement No. 15, and EITF No. 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments, and recorded a charge of $7 and $8 for the years ended December 31, 2007 and 2006, respectively, to record the write-off of debt issuance costs and to record the DIP credit facility as modified at its fair value.  In addition, $1 of unamortized debt issuance costs associated with the DIP credit facility were written off at the time of modification in March 2006.

Flexsys Debt Facility

In conjunction with the Flexsys acquisition, Flexsys executed the Flexsys Debt Facility, which consists of a $75 term loan and a $150 revolving credit facility.  The interest rates on the term loan and revolving credit facility are based on

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

LIBOR plus an applicable margin.  The Flexsys Debt Facility can be repaid by Flexsys at any time without prepayment penalties.

Maryville Notes

In August 2007, Solutia resolved its disputed claim regarding its synthetic lease agreement associated with its corporate headquarters with certain creditors by agreeing to an allowed secured claim of $20, representative of their collateral value, and an allowed general unsecured claim of $27.  The $20 secured claim has been settled by the issuance of promissory notes to the creditors (“Maryville Notes”).

Euronotes Refinancing

On July 26, 2006, Solutia’s indirect 100% owned subsidiary Solutia Services International S.C.A./Comm. V.A (“SSI”), a subsidiary of SESA, entered into a Facility Agreement guaranteed by SESA and CPFilms Vertriebs GmbH, a subsidiary of SESA.  Closing of the Facility Agreement occurred on August 1, 2006.  SESA used the proceeds of the Facility Agreement to refinance all of its €200 million of 10 percent Senior Secured Notes (the “Euronotes”) on August 1, 2006 at a prepayment premium of 3 percent, as required pursuant to the Euronotes, for a total redemption amount of approximately €215 million, including accrued interest.  The Euronotes were refinanced to reduce the interest rate, extend the term of the indebtedness and facilitate certain dispositions by Solutia, including the sale of its pharmaceutical services business as described in Note 4.

The Facility Agreement has a five-year term, with a termination date of July 31, 2011 and an adjustable rate structure which is EURIBOR plus 250 basis points at December 31, 2007.  The margin is subject to adjustment upon the occurrence of certain events specified in the Facility Agreement or upon SESA and its subsidiaries attaining certain financial benchmarks.  The Facility Agreement consists of a €160 million term loan and a €40 million term loan.  The €40 million term loan was repaid from the proceeds of the sale of Solutia’s pharmaceutical services business.  The Facility Agreement is secured by substantially all of the assets of SESA and its subsidiaries.  The Facility Agreement also contains other customary terms and conditions, including certain financial covenants relating to the performance of SESA and its subsidiaries.

17.  Fair Values of Financial Instruments

The recorded amounts of cash, trade receivables, third-party guarantees, accounts payable and short-term debt approximate their fair values at both December 31, 2007 and 2006, respectively.

The estimated fair value of Solutia’s long-term debt not subject to compromise was $378 at December 31, 2007 and $214 at December 31, 2006.  These estimates compare with the recorded amount of $374 (including current portion of long-term debt) in 2007 and $210 in 2006.  Fair value of the debt subject to compromise cannot be fairly determined due to the inherent uncertainties underlying the valuation assumptions affected by the Chapter 11 bankruptcy proceedings.

The estimated fair value of Solutia’s foreign currency forward and option contracts on intercompany financing transactions was $11 at December 31, 2007 and was $1 at December 31, 2006.  Notional amounts for these forward and option contracts to purchase and sell foreign currencies were $470 at December 31, 2007, and $181 at December 31, 2006.

The estimated fair value of Solutia’s interest rate swap agreements on SESA’s Facility Agreement was $1 at December 31, 2007.  Notional amounts for these interest rate swap agreements were $117 at December 31, 2007.

Solutia did not have any commodity forward contracts outstanding at December 31, 2007.  The estimated fair value of Solutia’s commodity forward contracts was less than a $1 loss at December 31, 2006.  Notional amounts for these commodity forward contracts were $2 at December 31, 2006.

Fair values are estimated by the use of quoted market prices; estimates obtained from brokers and other appropriate valuation techniques and are based upon information available as of both December 31, 2007, and December 31, 2006.  The fair-value estimates do not necessarily reflect the values Solutia could realize in the current market.

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

18.  Pension Plans and Other Postretirement Benefits

Pension benefits generally are based on the employee’s age, years of service and/or compensation level.  The domestic qualified pension plan is funded in accordance with Solutia’s long-range projections of the plan’s financial conditions.  These projections take into account benefits earned and expected to be earned, anticipated returns on pension plan assets and income tax and other regulations.  Solutia amended its U.S. qualified pension plan in 2005 for union participants to cease future benefit accruals effective January 1, 2006 (as further described below).  Prior to the spinoff, the majority of Solutia’s employees participated in Pharmacia’s noncontributory pension plans.  In conjunction with the spinoff, Solutia assumed pension liabilities and received related assets from those plans for its applicable active employees and for certain former employees who left Pharmacia in earlier years.  Further, Solutia terminated certain domestic, non-qualified pension plans in 2005.

Certain employees also participate in benefit programs that provide certain health care and life insurance benefits for retired employees.  All regular, full-time U.S. employees and certain employees in other countries who were employed by Solutia on or before December 31, 1998, may become eligible for these benefits if they reach retirement age while employed by Solutia and have the required years of service.  These postretirement benefits are unfunded and are generally based on the employee's age, years of service and/or compensation level.  The costs of postretirement benefits are accrued by the date the employees become eligible for the benefits.  Solutia amended its U.S. postretirement plan in 2005 for union, active employees (as further described below).  In connection with the Solutia Spinoff, Solutia assumed retiree medical liabilities for its applicable active employees and for approximately two-thirds of the retired U.S. employees of Pharmacia.

Solutia uses a measurement date of December 31 for its pension and other postretirement benefit plans.  The amounts disclosed below do not reflect the impact of any changes to the benefit plans that might be contemplated as a result of the bankruptcy filing.  In addition, the accrued liabilities for domestic pension and other postretirement obligations have been classified as liabilities subject to compromise as of December 31, 2007 and 2006 (see Note 3).

Net Periodic Cost

For the years ended December 31, 2007, 2006, and 2005 Solutia’s pension and healthcare and other benefit costs were as follows:

	Pension Benefits			Healthcare and Other Benefits
	2007	2006	2005	2007	2006	2005
Service costs for benefits earned	$5	$4	$6	$4	$5	$5
Interest cost on benefit obligation	68	65	68	26	29	33
Assumed return on plan assets	(75)	(60)	(61)	--	--	--
Prior service costs (gains)	1	--	2	(18)	(11)	(10)
Actuarial net loss	12	14	14	5	7	14
Special termination benefits	4	--	--	--	--	--
Net curtailment and settlement charges/(gains)	5	--	17	--	--	(4)
Total	$20	$23	$46	$17	$30	$38

Curtailments and Settlements

Solutia amended its U.S. postretirement plan in 2006 for retiree participants to be effective January 1, 2007.   The changes terminate medical benefits for certain retirees who are Medicare eligible, and if not Medicare eligible, to terminate medical benefits on the earlier of (a) the date such retirees or participants become Medicare eligible if such date is on or after January 1, 2007 or (b) October 19, 2016.  This action resulted in a curtailment of the U.S. postretirement plan, as defined by SFAS No. 106, due to the termination of medical benefits provided to retiree participants in Solutia's U.S. postretirement plan.  The net result of this action in 2006 was a $40 gain recorded in Accumulated Other Comprehensive Loss in the Consolidated Statement of Financial Position to be amortized into earnings over the average remaining years during which benefit payments are expected to be paid to the plan participants.

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

Solutia amended its U.S. qualified pension plan in 2005 to cease benefit accruals for domestic union participants to be effective January 1, 2006.  This action resulted in a curtailment of the U.S. qualified pension plan, as defined by SFAS No. 88, Employees Accounting for Settlements and Curtailments of Defined Pension Plans and for Termination Benefits (“SFAS No. 88”), due to the reduction in anticipated future service of union participants in Solutia's U.S. qualified pension plan.  The net result of this action in 2005 was a $7 loss due primarily to the required recognition of unrecognized losses that were expected to be amortized into earnings over the estimated future service period of the plan participants.

Solutia also amended in 2005 its U.S. postretirement plan for union, active employees to be effective January 1, 2006.  These changes included discontinuation of all postretirement benefits after attaining age 65, changes to certain eligibility requirements for pre-65 postretirement benefits with the eventual elimination of these benefits by 2016, and significant reduction of retiree life insurance benefits for future retirees.  This action resulted in a curtailment of the U.S. postretirement plan, as defined by SFAS No. 106, due to the reduction in anticipated future service of union participants in Solutia's U.S. postretirement plan.  The net result of this action in 2005 was a $4 gain due primarily to the required recognition of unrecognized gains that were expected to be amortized into earnings over the estimated future service period of the plan participants.

Solutia terminated certain domestic, non-qualified pension plans in 2005, which were effectively frozen since Solutia’s bankruptcy filing on December 17, 2003.  The termination of these plans resulted in a pension settlement in accordance with SFAS No. 88.  However, no adjustments were made to the recorded amount of $19 for these plans since this amount represents the best proxy for the allowed claim amount in accordance with SOP 90-7.  An adjustment to this amount will be made if the allowed claim is deemed to be different through the claims resolution process.  The amount has been presented as a reduction to the overall pension obligation in 2005, as the amount no longer represent a pension obligation, but instead general unsecured claims against Solutia.

Solutia recorded pension settlement charges of $5 and $10 in 2007 and 2005, respectively, resulting principally from the significant amount of lump sum distributions from Solutia’s U.S. qualified pension plan.  In 2007, the significant amount of lump sum distributions resulted primarily from the majority of retirees electing the lump sum distribution option.  In 2005, the significant amount of lump sum distributions resulted primarily from headcount reductions.

Actuarial Assumptions

The significant actuarial assumptions used to determine net periodic cost for Solutia’s principal pension, healthcare and other benefit plans were as follows:

	Pension Benefits		Healthcare and Other Benefits
	2007	2006	2007	2006
Discount rate	5.75%	5.50%	5.75%	5.50%
Expected return on plan assets	8.75%	8.75%	N/A	N/A
Rate of compensation increase (a)	4.00%	4.00%	N/A	N/A
Assumed trend rate for healthcare costs	N/A	N/A	8.00%	9.00%
Ultimate trend rate for healthcare costs	N/A	N/A	5.00%	5.00%

(a)
The rate of compensation increase in 2007 and 2006 relates specifically to Solutia’s foreign pension plans.  The rate of compensation increase is not applicable to the valuation of U.S. pension plans as of December 31, 2007 and 2006 due to the cessation of future benefit accruals in prior years for participants in the U.S. pension plans.

Solutia establishes its discount rate based upon the internal rate of return for a portfolio of high quality bonds with maturities consistent with the nature and timing of future cash flows for each specific plan.  The expected long-term rate of return on pension plan assets assumption is based on the target asset allocation policy and the expected future rates of return on these assets.

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

A 1 percent change in the assumed health care cost trend rates would have the following effect as of December 31, 2007:

	1-Percentage- Point Increase	1-Percentage- Point Decrease
Effect on postretirement benefit obligation	$3	$(2)
Effect on total service and interest cost components	1	(1)

Solutia's costs for postretirement medical benefits are capped for many current retirees and for active employees; therefore, the impact of this hypothetical change in the assumed health care cost trend rate is limited.

Benefit Obligations

Components of the changes in the benefit obligation of Solutia’s principal pension, healthcare and other benefit plans were as follows:

	Pension Benefits		Healthcare and Other Benefits
	2007	2006	2007	2006
Changes in Benefit Obligation
Benefit obligation at January 1	$1,180	$1,240	$485	$579
Service costs	5	4	4	5
Interest cost	68	65	26	29
Acquisitions	138	--	3	--
Contributions	2	2	15	21
Actuarial (gain) losses	21	--	(14)	(6)
Foreign currency	10	17	1	--
Special termination benefits	4	--	--	--
Transfer from plan	(2)	--	--	--
Plan amendments	--	--	--	(40)
Federal subsidy on benefits paid	--	--	7	7
Benefits paid	(156)	(148)	(93)	(110)
Benefit obligation at December 31	$1,270	$1,180	$434	$485

The accumulated benefit obligation was $1,244 and $1,157 as of December 31, 2007 and 2006, respectively.

The significant actuarial assumptions used to estimate the projected benefit obligation for Solutia’s principal pension, healthcare and other benefit plans were as follows:

	Pension Benefits		Healthcare and Other Benefits
	2007	2006	2007	2006
Discount rate	6.00%	5.75%	5.75%	5.75%
Rate of compensation increase (a)	4.25%	4.00%	N/A	N/A
Assumed trend rate for healthcare costs	N/A	N/A	9.00%	8.00%
Ultimate trend rate for healthcare costs	N/A	N/A	5.00%	5.00%

(a)
The rate of compensation increase in 2007 and 2006 relates specifically to Solutia’s foreign pension plans.  The rate of compensation increase is not applicable to the valuation of U.S. pension plans as of December 31, 2007 and 2006 due to the cessation of future benefit accruals in prior years for participants in the U.S. pension plans.

Plan Assets

For purposes of applying the provisions of paragraph 35 and for purposes of the disclosures required by paragraphs 5 and 8 of FASB Statement No. 132 (revised 2003), Employers' Disclosures about Pensions and Other Postretirement Benefits, plan investments, whether equity or debt securities, real estate, or other, shall be measured at their fair value as of

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

the measurement date. The fair value of an investment is the amount that the plan could reasonably expect to receive for it in a current sale between a willing buyer and a willing seller, that is, other than in a forced or liquidation sale. Fair value shall be measured by the market price if an active market exists for the investment. If no active market exists for an investment but such a market exists for similar investments, selling prices in that market may be helpful in estimating fair value. If a market price is not available, a forecast of expected cash flows may aid in estimating fair value, provided the expected cash flows are discounted at a current rate commensurate with the risk involved. Components of the changes in fair value of plan assets of Solutia’s pension plans were as follows:

	Pension Benefits
	2007	2006
Changes in Fair Value of Plan Assets
Fair value of plan assets at January 1	$827	$700
Actual return on plan assets	65	76
Acquisitions	117	--
Contributions	142	186
Foreign currency	9	13
Transfer from plan	(2)	--
Benefits paid	(156)	(148)
Fair value of plan assets at December 31	$1,002	$827

The other postretirement benefits plans are unfunded as of December 31, 2007 and 2006.

The asset allocation for Solutia’s pension plans as of December 31, 2007 and 2006, and the target allocation for 2008, by asset category, follows.

		Percentage of Plan Assets at December 31,
Asset Category	2008 Target Allocation	2007	2006
Equity securities	67%	67%	68%
Debt securities	30	32	29
Other	3	1	3
Total	100%	100%	100%

The Solutia defined benefit plan investment strategy is to maintain an asset allocation that is diversified among multiple asset classes, and among multiple managers within each asset class, in order to minimize the risk of large losses and to maximize the long-term risk-adjusted rate of return.

Funded Status

Effective December 31, 2006, Solutia adopted SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, which requires that the Consolidated Statement of Financial Position reflect the funded status of the pension and postretirement plans. The funded status of the plans is measured as the difference between the plan assets at fair value and the projected benefit obligation. The funded status of Solutia’s principal pension, healthcare and other benefit plans at December 31, 2007, and 2006 and the related amounts recognized in the Consolidated Statement of Financial Position was as follows:

	Pension Benefits		Healthcare and Other Benefits
	2007	2006	2007	2006
Fair value of plan assets	$1,002	$827	$--	$--
Projected benefit obligation	1,270	1,180	434	485
Funded Status	$(268)	$(353)	$(434)	$(485)

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

	Pension Benefits		Healthcare and Other Benefits
	2007	2006	2007	2006
Current liability	--	--	(72)	(79)
Long-term liability	(268)	(353)	(362)	(405)
Accumulated other comprehensive loss:
Net actuarial (gain)/loss	177	143	22	40
Prior service (gain)/cost	1	1	(70)	(88)

The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the pension plans with projected benefit obligation in excess of plan assets and for the pension plans with accumulated benefit obligations in excess of plan assets were as follows as of December 31:

	Projected Benefit Obligation Exceeds the Fair Value of Plan Assets		Accumulated Benefit Obligation Exceeds the Fair Value of Plan Assets
	2007	2006	2007	2006
Projected benefit obligation	$1,145	$1,180	$1,104	$1,142
Accumulated benefit obligation	1,119	1,157	1,085	1,126
Fair value of plan assets	857	827	822	790

The accumulated postretirement benefit obligation exceeds plan assets for all of Solutia’s other postretirement benefit plans.

Solutia actively manages funding of its domestic qualified pension plan in order to meet the requirements of the IRS and the Pension Benefits Guarantee Corporation (a U.S. federal agency).  Solutia contributed $105 in 2007 and $179 in 2006 to the qualified pension plan in accordance with IRS funding rules.  No contributions were made during 2005 to the qualified pension plan.  According to current IRS funding rules, Solutia estimates that it will be required to make approximately $50 in pension contributions to its U.S. qualified pension plan in 2008.  In addition, Solutia contributed $35 in 2007, $6 in 2006 and $5 in 2005, respectively, to fund its foreign pension plans. Moreover, Solutia expects to be required to fund $4 in pension contributions for its foreign pension plans in 2008.

Estimated Future Benefit Payments

Estimated benefit payments expected to be made over the next five years and the cumulative five year period thereafter are as follows:

	Pension Benefits	Healthcare and Other Benefits

2008	$130	$67
2009	115	64
2010	111	61
2011	109	59
2012	107	55
2013-2017	462	190

19.  Employee Savings Plans

Substantially all U.S. employees of Solutia are eligible to participate in the Solutia Savings and Investment Plan (“SIP”), a 401(k) plan.  All matching contributions are invested in the same manner as participants’ personal SIP contributions.  Company cash contributions related to the employer match were $17 in 2007 and $15 in 2006 and 2005, and were invested in accordance with participants’ personal investment elections.  In addition, effective January 1, 2005, Solutia increased its SIP matching contribution percentage to 100 percent on the first 7 percent of a participant’s qualified contributions from 60 percent on the first 8 percent, previously.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

20.  Stock Option Plans

Solutia has two stock-based incentive plans under which awards are available for grants to officers and employees; the Solutia Inc. 2000 Stock-Based Incentive Plan ("2000 Plan") and the Solutia Inc. 1997 Stock-Based Incentive Plan ("1997 Plan").  The 2000 Plan authorizes up to 5,400,000 shares and the 1997 Plan up to 7,800,000 shares of Solutia common stock for grants of non-qualified and incentive stock options, stock appreciation rights, restricted stock awards and bonus stock awards.  The shares used may be newly issued shares, treasury shares or a combination.  Under both plans, the exercise price of a stock option must be no less than the fair market value of Solutia's common stock on the option grant date.  Additionally, the plans provide that the term of any stock option granted may not exceed 10 years.  At December 31, 2007, 2,349,683 shares from the 2000 Plan and 5,144,685 shares from the 1997 Plan remained available for grants.

During 2007, no options were granted to named executive officers and other senior executives as a group, or to other employees.  Total shares covered by options granted under the plans to current executive officers and other senior executives as a group totaled 3,011,000, and those to other employees totaled 10,016,592, through December 31, 2007.  The options granted to Solutia’s executive officers and other executives are primarily performance options that become exercisable upon the earlier of achievement of specified share price targets or the ninth anniversary of the option grant.  The options granted to the other management employees are time-based.  They generally become exercisable in thirds, one-third on each of the first three anniversaries of the option grant date.

The Solutia Inc. Non-Employee Director Compensation Plan provides incentives to non-employee members of Solutia’s board of directors.  This plan authorizes up to 400,000 shares for grants of non-qualified stock options and for grants of deferred shares in payment of all or a portion of the annual retainer for the non-employee directors.  Only treasury shares may be used.  Under this plan, the exercise price of a stock option must be no less than the fair market value of Solutia’s common stock on the grant date and the term of any stock option granted under the plan may not exceed 10 years.  At December 31, 2007, 25,174 shares of Solutia’s common stock remained available for grants under the plan.  There were no options or deferred shares granted in 2007 as all non-employee director compensation is paid in cash.

As of January 1, 2006, Solutia adopted SFAS No. 123(R), using the modified prospective method, which requires measurement of compensation cost for all stock−based awards at fair value on the date of grant and recognition of compensation over the service period for awards expected to vest.  The fair value of stock options is determined using the Black−Scholes valuation model, which is consistent with valuation techniques previously utilized for options in footnote disclosures required under SFAS No. 123, Accounting for Stock Based Compensation, as amended by SFAS No. 148, Accounting for Stock−Based Compensation—Transition and Disclosure.  Such value is recognized as expense over the service period, net of estimated forfeitures, using the straight-line method under SFAS No. 123(R).  The estimation of stock awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from our current estimates, such amounts will be recorded as a cumulative adjustment in the period estimates are revised.  Additionally, Solutia’s existing shares of common stock, as well as options and warrants to purchase its common stock will be cancelled upon our emergence from Chapter 11.

There were no options granted or exercised during 2007.  Accordingly, no compensation cost with respect to such activities was recognized in the Consolidated Statement of Operations.  The fair value related to options granted prior to January 1, 2006 was fully amortized as of June 30, 2006 in accordance with SFAS No. 123(R) and, therefore, the Consolidated Statement of Operations and Consolidated Statement of Cash Flows did not include any compensation costs or any related effects associated with these options for the year ended December 31, 2007.  During 2006, compensation cost and all related effects within the Consolidated Statement of Operations and Consolidated Statement of Cash Flows associated with these unvested options was less than $1.

Prior to January 1, 2006, Solutia applied SFAS No. 123 as amended by SFAS No. 148, which allowed Solutia to continue following the guidance of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, for measurement and recognition of stock-based transactions with employees.  Accordingly, no compensation cost was recognized for Solutia’s option plans in the Consolidated Statement of Operations during such periods, as all options granted under the plans had an exercise price equal to the market value of Solutia’s stock on the date of the grant.  The effect would have been less than $1 on net income and no change on income per share had the determination of compensation cost for these plans been based on the fair value at the grant dates for awards under these plans, consistent with SFAS No. 123, for 2006.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

A summary of the status of Solutia’s stock option plans for years ended December 31, 2007, 2006 and 2005 follows:

		Outstanding
	Exercisable Options	Options	Weighted-Average Exercise Price	Aggregate Intrinsic Value (a)
December 31, 2004	18,646,490	19,614,175	$15.69	--

Granted		--	$0.00	--
Exercised		--	0.00	--
Expired		(2,290,624)	14.84	--
December 31, 2005	16,938,707	17,323,551	$15.80	$(274)

Granted		--	$0.00	--
Exercised		--	0.00	--
Expired		(4,924,321)	16.57	--
December 31, 2006	12,236,430	12,399,230	$15.49	$(192)

Granted		--	$0.00	--
Exercised		--	0.00	--
Expired		(7,402,352)	17.33	--
December 31, 2007	4,920,878	4,996,878	$12.76	$(64)

(a)
Intrinsic value for stock options is calculated based on the difference between the exercise price of the underlying awards and the quoted market price of Solutia’s common stock as of the reporting date.

The following table summarizes information about stock options outstanding at December 31, 2007:

Options Outstanding:
Range of Exercise Prices	Number	Weighted-Average Remaining Contractual Life	Weighted-Average Exercise Price

$ 0 to 2.99	698,500	4.6	$ 1.26
3 to 7.99	49,233	5.0	3.89
8 to 11.99	1,132,867	2.0	10.32
12 to 15.99	2,049,640	1.6	13.87
16 to 18.99	--	--	--
19 to 22.99	988,386	1.1	20.68
23 to 29.99	78,252	0.4	27.43
$ 0 to 29.99	4,996,878	2.0	$12.76

Options Exercisable:

Range of Exercise Prices	Number	Weighted-Average Exercise Price
$ 0 to 2.99	698,500	$ 1.26
3 to 7.99	9,233	3.87
8 to 11.99	1,120,867	10.32
12 to 15.99	2,025,640	13.87
16 to 18.99	--	--
19 to 22.99	988,386	20.68
23 to 29.99	78,252	27.43
$ 0 to 29.99	4,920,878	$12.84

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21.  Capital Stock

On December 17, 2003, following Solutia’s Chapter 11 bankruptcy filing, the New York Stock Exchange (“NYSE”) halted trading in Solutia’s common stock.  On February 27, 2004, Solutia’s common stock was delisted from the NYSE.  Solutia’s common stock is currently being quoted under the ticker symbol “SOLUQ” on the Pink Sheets Electronic Quotation Service maintained by The Pink Sheets LLC and on the OTC Bulletin Board.  In addition, On December 20, 2007, common stock of reorganized Solutia began trading on the NYSE on a “when issued basis” under the ticker symbol “SOA-WI”.

No dividends were paid in 2007 or 2006.  Solutia is currently prohibited by both the U.S. Bankruptcy Code and the DIP credit facility from paying dividends to shareholders.

Solutia has 10 million shares of preferred stock, par value $0.01 per share, authorized.  As of December 31, 2007 there were no preferred shares issued or outstanding.

22. Commitments and Contingencies

Commitments

Commitments, principally in connection with uncompleted additions to property, were approximately $45 and $16 at December 31, 2007 and 2006.  In addition, as of both December 31, 2007 and 2006, Solutia was contingently liable under letters of credit totaling $76, of which $2, were cash collateralized, primarily related to environmental remediation and various insurance related activities.  The cash underlying these collateralized letters of credit is contractually restricted and accordingly is excluded from cash and cash equivalents and recorded in Other Assets within the Consolidated Statement of Financial Position as of December 31, 2007 and 2006.

Solutia’s future minimum payments under operating leases and various unconditional purchase obligations are $121 for 2008, $53 for 2009, $44 for 2010, $43 for 2011, $3 for 2012 and $2 for 2013 and thereafter.  The amounts of these commitments have not been adjusted to reflect any potential impact that the bankruptcy proceedings may have upon the timing and valuation of such commitments.

Solutia has entered into agreements with certain customers to supply a guaranteed quantity of certain products annually at prices specified in the agreements.  In return, the customers have advanced funds to Solutia to cover the costs of expanding capacity to provide the guaranteed supply.  Solutia has recorded the advances as deferred credits and amortizes the amounts to income as the customers purchase the products. The unamortized deferred credits were $61 at December 31, 2007 and $91 at December 31, 2006.

No single customer or customer group accounted for 10 percent or more of Solutia’s net sales for the years ended December 31, 2007 and 2006.  For the year ended December 31, 2005, Shaw Industries, Inc., a single customer within the Integrated Nylon segment, accounted for approximately 11 percent of Solutia’s consolidated net sales.

The more significant concentrations in Solutia’s trade receivables at December 31, 2007 and 2006 were:

	2007
	North America	Europe/Africa	Latin America	Asia Pacific	Total
Chemicals	$90	$78	$10	$33	$211
Glass	13	68	15	20	116
Nylon Polymers	66	11	--	5	82

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

	2006
	North America	Europe/Africa	Latin America	Asia Pacific	Total
Glass	$13	$65	$15	$15	$108
Nylon Polymers	25	10	--	32	67
Chemicals	34	4	1	5	44

Management does not anticipate losses on its trade receivables in excess of established allowances.

Contingencies

Litigation

Because of the size and nature of Solutia's business, Solutia is a party to numerous legal proceedings.  Most of these proceedings have arisen in the ordinary course of business and involve claims for money damages.  In addition, at the time of its spinoff from Pharmacia, Solutia assumed the defense of specified legal proceedings and agreed to indemnify Pharmacia for obligations arising in connection with those proceedings.  Solutia ceased performing  these defense and indemnification obligations to Pharmacia shortly after filing for Chapter 11 protection because such obligations constitute  pre-petition obligations under the U.S. Bankruptcy Code that Solutia is prohibited from performing, except pursuant to a confirmed plan of reorganization.  Pharmacia has asserted a claim in Solutia’s Chapter 11 bankruptcy case pertaining to these and other matters which will be resolved via the Plan as discussed in Note 1.

Monsanto also indemnified Pharmacia with respect to a number of legal proceedings described in Solutia’s 2003 Form 10-K/A in which Solutia was a named defendant or was defending solely due to its Pharmacia related indemnification obligations referred to above.  Solutia is prohibited from performing with respect to these obligations, and developments, if any, in these matters are currently managed by Monsanto or other named defendants.  Accordingly, Solutia has ceased reporting on the status of those legal proceedings.  The legal proceedings in this category relate to property damage, personal injury, products liability, premises liability or other damages relating to exposure to PCB, asbestos and other chemicals manufactured before the Solutia Spinoff.  Defense and settlement costs as well as judgments, if any, are currently being funded by Monsanto for these matters.  Monsanto’s funding of these legal activities and the resulting claim against Solutia which Monsanto has asserted in the Chapter 11 case inclusive of the non-qualified unliquidated and contingent components of their claim will be resolved via the Plan as discussed in Note 1.  The estimated unsecured claim amount was classified as a liability subject to compromise as of December 31, 2007 and December 31, 2006 in the amount of $106 and $111, respectively.

Following is a summary of legal proceedings that Solutia continues to manage that, if resolved unfavorably, could have a material adverse effect on Solutia’s results of operation and financial position.

Legal Proceedings in Our Bankruptcy Case

Citigroup Global Markets, et al. Adversary Proceeding

On February 6, 2008, Solutia filed an adversary proceeding in the bankruptcy case against the Lenders seeking a court order requiring the Lenders to meet their commitment under the Exit Financing Facility Commitment Letter that has been approved by the Bankruptcy Court on November 21, 2007.  Under the Exit Financing Facility Commitment Letter and subject to the conditions contained therein, the Lenders were to provide Solutia with $2.0 billion in financing (collectively, the “Exit Financing Facility”), including (a) a $400 senior secured asset-based revolving credit facility, (b) a $1.2 billion senior secured term loan facility and (c) if we are unable to issue $400 senior unsecured notes by the closing of the Exit Financing Facility, a $400 senior unsecured bridge facility.

On January 22, 2008, the Lenders informed Solutia they were refusing to provide the exit funding, asserting that there has been an adverse change in the markets since entering into the commitment.  Solutia disagreed with their assertion and, on February 6, 2008, Solutia filed a complaint in the Bankruptcy Court seeking a court order requiring the Lenders to meet their commitment and fund Solutia’s exit from bankruptcy.  Trial on this matter began February 21, 2008.  On February 25, 2008 and before the trial concluded, Solutia reached an agreement with the Lenders on the terms of a revised exit

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financing package, subject to Bankruptcy Court approval.  The Bankruptcy Court approved the revised exit financing package on February 26, 2008 finding that the revisions are substantially consistent with the order confirming the Plan.  Accordingly, Solutia is currently scheduled to emerge from Chapter 11 on February 28, 2008.

JPMorgan Adversary Proceeding

On May 27, 2005, JPMorgan, as indenture trustee for our debentures due 2027 and 2037 (the “Prepetition Indenture”), filed an adversary proceeding against us in our bankruptcy case.  In the proceeding, JPMorgan asserted causes of action principally seeking declaratory judgments to establish the validity and priority of the purported security interest of the holders of the 2027 and 2037 Debentures.  The matter was tried before the Bankruptcy Court in 2006 and in May 2007, the Court ruled in our favor holding that the 2027 and 2037 Debentures were properly de-securitized under the express terms of the Prepetition Indenture and its related agreements, that the holders of the 2027 and 2037 Debentures do not have, and are not entitled to any security interests or liens on any of our assets and that the Noteholders are not entitled to any equitable relief.  The ruling was appealed separately by the Prepetition Indenture Trustee and the Ad Hoc Committee of Solutia Noteholders.

The Prepetition Indenture Trustee, the Ad Hoc Committee of Solutia Noteholders and individual Noteholders controlling at least $300 in principal amount of the 2027/2037 Notes have agreed to stay their appeals in this Adversary Proceeding in consideration for the Noteholders’ treatment under the Plan.  The Plan provides that this Adversary Proceeding will be deemed dismissed and withdrawn with prejudice on the effective date (the “Effective Date”) of the Plan.

Equity Committee Adversary Proceeding Against Monsanto and Pharmacia

On March 7, 2005, the Equity Committee in our bankruptcy case filed a complaint against, and objections to the proofs of claim filed by, Pharmacia and Monsanto in our bankruptcy case.  The complaint alleged, among other things, that the Solutia Spinoff was a fraudulent transfer under the Bankruptcy Code because Pharmacia forced us to assume excessive liabilities and insufficient assets such that Solutia was destined to fail from its inception.

Pharmacia and Monsanto filed a motion to dismiss the complaint or, in the alternative, to stay the adversary proceeding.  During a hearing held in April 2006, the Bankruptcy Court denied Pharmacia and Monsanto’s motion to dismiss the complaint and in September 2006, the Court ruled that while the Equity Committee did not have standing to pursue these claims on behalf of the Debtors, it had standing to pursue its own objections to the claims of Monsanto and Pharmacia.  The Equity Committee has agreed to stay the Equity Committee Adversary Proceeding in consideration for the treatment given to Equity Holders under the Plan.  The Plan provides that this Adversary Proceeding will be deemed dismissed and withdrawn with prejudice on the Effective Date of the Plan.

Dispute Regarding Proof of Claim of Bank of New York

On June 22, 2007, Solutia filed an objection to the proof of claim filed by the Bank of New York, as indenture trustee for the 2009 Notes, seeking disallowance of the portion of the claim that represented original issue discount that would remain unearned as of the Effective Date of the Plan.  The indenture trustee opposed the disallowance, and further asserted that the allowed amount of the claim should include damages arising from, among other things, our proposed payment of the claim prior to the stated maturity of the 2009 Notes.

On November 9, 2007, after briefing by the parties and a hearing held before the Bankruptcy Court on October 31, 2007, the Bankruptcy Court issued a memorandum decision sustaining Solutia’s objection to the claim filed by the indenture trustee for the 2009 Notes and disallowing the portions of the 2009 Notes’ claim that represent (i) post-effective date unearned original discount and (ii) damages comprised of interest from the Effective Date to the stated maturity date of the 2009 Notes.  A subsequent order entered by the Bankruptcy Court on November 26, 2007 fixed the allowed amount of the claim at $181.7, plus accrued pre-petition and pendency interest, for a total allowed claim of approximately $209 as of September 30, 2007.  The indenture trustee for the 2009 Notes filed appeals of the Bankruptcy Court’s memorandum decision and related rulings on November 28, 2007.

To prevent any delay to confirmation of the Plan as a result of this pending appeal, Solutia, the Official Committee of Unsecured Creditors (the “Creditors’ Committee”) and the indenture trustee agreed that Solutia would set up a reserve on

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

the Effective Date in the amount of $37.5 for the benefit of the indenture trustee and the 2009 noteholders, in the event that the indenture trustee should prevail on appeal.  Pursuant to the terms agreed upon by the parties, the reserve will be funded with cash or an irrevocable letter of credit.   If funded with a letter of credit, the letter of credit must be in the amount of $37.5, issued by a nationally recognized financial institution and made payable to the indenture trustee to fund any unpaid amount of the claim as allowed on appeal.

On November 27, 2007, the Creditors’ Committee filed a motion seeking to recharacterize certain interest payments made to the indenture trustee during the bankruptcy cases as payments of principal.  On December 10, 2007, the Bankruptcy Court denied the Creditors’ Committee’s motion and entered an order to that effect on December 17, 2007.  On December 10, 2007, Solutia and the Creditors’ Committee filed cross appeals of the Bankruptcy Court’s November 9, 2007 memorandum decision and related rulings.

On January 16, 2008, Solutia announced that it had reached a settlement with the indenture trustee and the 2009 noteholders, whereby the 2009 noteholders will receive $220.5 in cash plus all accrued but unpaid interest through the Effective Date of the Plan.  On February 26, 2008 the Bankruptcy Court entered an order approving the settlement.

Legal Proceedings Outside Our Bankruptcy Case

Flexsys Antitrust Litigation

Antitrust authorities in the United States, Europe and Canada have been investigating past commercial practices in the rubber chemicals industry including the practices of Flexsys.  The practices being investigated occurred during the period that Flexsys was a 50/50 joint venture between Solutia and Akzo Nobel.  The European Commission issued its findings from its investigation in 2005, in which the Commission granted Flexsys full immunity from any potential fines.  Investigations regarding the industry may still be on-going in the United States and Canada, but to date, no findings have been made against Flexsys in either country.

In addition, a number of purported civil class actions have been filed against Flexsys and other producers of rubber chemicals on behalf of indirect purchasers of rubber chemical products.  A series of such purported class actions have been filed against Flexsys in various state courts in the United States and in four courts in Canada.  However, all of these cases have been dismissed, or are currently subject to confirmed or tentative settlements for which Solutia had a reserve of $2 at December 31, 2007.

Flexsys Patent Litigation

Flexsys holds various patents covering inventions in the manufacture of rubber chemicals, including patents describing and claiming a manufacturing process for 4-aminodiphenylamine ("4-ADPA"), a key building block for the manufacture of 6PPD and IPPD, as well as a manufacturing process for 6PPD and IPPD, which function as anti-degradants and are used primarily in the manufacture of rubber tires.  Flexsys has been engaged in litigation in several jurisdictions to protect and enforce its patents.

Legal Proceedings in the United States

The ITC proceeding.  In February 2005, Flexsys filed a complaint with the U.S. International Trade Commission ("ITC"), requesting that the ITC initiate an investigation against Sinorgchem Co. Shangdong, a Chinese entity ("Sinorgchem"), Korea Kumho Petrochemical Company, a Korean company ("KKPC"), and third party distributors of Sinorgchem. Flexsys claims that the process Sinorgchem used to make 4-ADPA and 6PPD, its sale of 6PPD for importation into the United States, and Sinorgchem's sale of 4-ADPA to KKPC and KKPC's importation of 6PPD into the United States were covered by Flexsys’ patents. Accordingly, Flexsys requested that the ITC issue a limited exclusion order prohibiting the importation into the United States of 4-ADPA and 6PPD originating from these entities. In February 2006, an Administrative Law Judge ("ALJ") of the ITC determined that Flexsys’ patents were valid, that the process used by Sinorgchem to make 4 ADPA and 6PPD was covered by Flexsys’ patents, and that Sinorgchem and its distributor, but not KKPC, had violated section 1337 of the U.S. Tariff Act. In July 2006, the ITC substantially upheld the ALJ's decision on the basis of literal

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
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infringement, and subsequently issued a limited exclusion order against Sinorgchem and its distributor prohibiting them from importing 4-ADPA and 6PPD manufactured by Sinorgchem into the United States.

Sinorgchem appealed the ITC decision to the United States Court of Appeals for the Federal Circuit. On December 21, 2007, a three-judge panel of the Federal Circuit overruled the ITC’s finding that Sinorgchem had literally infringed Flexsys’ patent and remanded the matter to the ITC to determine whether Sinorgchem’s processes infringe Flexsys’ patent on other grounds set forth by Flexsys.  On February 25, 2008, Flexsys filed a petition for a rehearing of the decision by the full panel of judges on the Federal Circuit.  The limited exclusion order issued by the ITC remains in effect.

Flexsys America L.P. v. Kumho Tire U.S.A., Inc. et al.  In January 2005, Flexsys filed suit in United States District Court for the Northern District of Ohio for patent infringement against Sinorgchem, KKPC, Kumho Tire Korea and Kumho Tire US, affiliates of KKPC, and certain other tire distributors seeking monetary damages as well as injunctive relief. This action is currently stayed pending resolution of the ITC matter described above.

In re Rubber Chemicals Antitrust Litigation. In April 2006, KKPC filed suit against Flexsys in the United States District Court for the Central District of California for alleged violations of the Sherman Act, breach of contract, breach of the implied covenant of good faith and fair dealing, declaratory relief, intentional interference with prospective economic advantage, disparagement and violations of the California Business & Professions Code. This matter was subsequently transferred to the United States District Court, Northern District of California.  Flexsys filed a motion to dismiss KKPC’s complaint, which was granted by the court in August 2007.  The court granted KKPC the right to refile an amended complaint, which KKPC filed in September 2007.  Flexsys filed a motion to dismiss the amended complaint.  Argument of this motion was heard on February 13, 2008.  A decision on the motion is pending.

Legal Proceedings in Korea

In April 2004, Sinorgchem filed an action with the Korean Intellectual Property Tribunal ("IPT") seeking to invalidate Flexsys’ Korean patent. The IPT issued a decision invalidating significant claims of Flexsys’ Korean patent. The IPT decision was reversed on appeal by the Patent Court of Korea. Sinorgchem appealed the decision of the Patent Court of Korea to the Supreme Court of Korea.  On October 25, 2007 the Supreme Court of Korea reversed the decision of the Patent Court on one of the claims and remanded the case back to the Patent Court for further review of the validity of the other claims in accordance with the Supreme Court decision.  We expect the Patent Court of Korea to render a decision in the first half of 2008.

Also, in April 2004, Flexsys filed a patent infringement action in Korean Civil Court against KKPC seeking to enjoin it from manufacturing 6PPD in violation of Flexsys’ Korean patent. Flexsys alleges that Sinorgchem manufactures 4-ADPA using Flexsys’ patented process, that KKPC imports Sinorgchem's 4-ADPA into Korea and uses it to manufacture 6PPD for the production of rubber tires for sale in Korea. In late 2004, the Korean District Court dismissed the action and found Flexsys’ Korean patent invalid. The District Court's decision was upheld on appeal by the Korean High Court. Flexsys has appealed the decision to the Supreme Court of Korea.  Solutia expects the Supreme Court of Korea to render a decision in this case in the near future.

Legal Proceedings in Europe and China

Various parties, including Sinorgchem and other competitors of Flexsys, have filed other, separate actions in patent courts in Europe and China seeking to invalidate certain of Flexsys’ patents issued in those jurisdictions.

Flexsys Tort Litigation

In December 2004, a purported class action lawsuit was filed in the Circuit Court of Putnam County, West Virginia against Flexsys, Pharmacia, Monsanto and Akzo Nobel alleging exposure to dioxin from Flexsys’ Nitro, West Virginia facility, which is now closed.  The relevant production activities at the facility occurred during Pharmacia’s ownership and operation of the facility and well prior to the creation of the Flexsys joint venture between Pharmacia (then known as Monsanto, whose interest was subsequently transferred to Solutia in the Solutia Spinoff) and Akzo Nobel.  We are not named

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as a defendant in the lawsuit.  The plaintiffs are seeking damages for loss of property value, medical monitoring and other equitable relief.

Flexsys has asserted a claim against Pharmacia for indemnification and defense in this litigation.  Pursuant to a settlement agreement between Flexsys and Pharmacia, Pharmacia has agreed to defend Flexsys in this litigation and to bear the full cost of such defense.  Pharmacia retained its right to assert that it is not obligated to indemnify Flexsys for potential damages with respect to this matter.

Other Legal Proceedings

Davis v. Solutia Inc. Employees’ Pension Plan; Hammond, et al. v. Solutia Inc. Employees’ Pension Plan.  Since October 2005, current or former participants in the Solutia Inc. Employees’ Pension Plan (the “Pension Plan”) have filed three class actions alleging that the Pension Plan is discriminatory based upon age and that the lump sum values of individual account balances in the Pension Plan have been, and continue to be, miscalculated.  None of the Debtors, and no individual or entity other than the Pension Plan, has been named as a defendant in any of these cases.  Two of these cases, captioned Davis, et al. v. Solutia, Inc. Employees’ Pension Plan and Hammond, et al. v. Solutia, Inc. Employees’ Pension Plan, are still pending in the Southern District of Illinois, and have been consolidated with similar cases against Monsanto Company and Monsanto Company Pension Plan (Walker et al. v. The Monsanto Pension Plan, et al.) and Pharmacia Cash Balance Pension Plan, Pharmacia Corporation, Pharmacia and Upjohn, Inc., and Pfizer Inc. (Donaldson v. Pharmacia Cash Balance Pension Plan, et al.).  The plaintiffs in the Pension Plan cases seek to obtain injunctive and other equitable relief (including money damages awarded by the creation of a common fund) on behalf of themselves and the nationwide putative class of similarly situated current and former participants in the Pension Plan.

A Consolidated Class Action Complaint (the “Complaint”) was filed by all of the plaintiffs in the consolidated case on September 4, 2006.  The Complaint alleged three separate causes of action against the Pension Plan: (1) the Pension Plan violates the Employee Retirement Income Security Act (“ERISA”) by terminating interest credits on prior plan accounts at the age of 55; (2) the Pension Plan is improperly backloaded in violation of ERISA; and (3) the Pension Plan is discriminatory on the basis of age.  In September 2007, the second and third of these claims were dismissed by the court.

By consent of the parties, the court certified a class in September 2007 with respect to the Pension Plan on plaintiffs’ claim that the Pension Plan discriminated against employees on the basis of their age by only providing interest credits on prior plan accounts through age 55.

Dickerson v. Feldman; Reiff v. Metz. Two companion purported class actions were filed – the former in October 2004, the latter in June 2007 -  in the United States District Court for the Southern District of New York against a number of defendants, including Solutia’s former officers and employees and Solutia’s Employee Benefits Plans Committee and Pension and Savings Funds Committee.  Solutia was not named as a defendant.  The actions alleged breach of fiduciary duty under ERISA and sought to recover alleged losses to the Solutia Inc. Savings and Investment Plan (“SIP Plan”) during the period December 16, 1998 to the date the action was filed.  The plaintiffs in both cases alleged the investment of SIP Plan assets in Solutia’s common stock was imprudent, and the actions sought monetary payment to the SIP Plan to recover the losses resulting from the alleged breach of fiduciary duties, as well as injunctive and other appropriate equitable relief, reasonable attorney’s fees and expenses, costs and interest.  In addition, the plaintiffs in these actions filed a proof of claim for $269 against Solutia in the Bankruptcy Court.

In December 2007, Solutia, the named defendants, and the plaintiffs reached a global settlement in principle which would resolve both the pending bankruptcy claims and the Dickerson and Reiff lawsuits on a class wide basis.  The settlement remains subject to the parties entering into a formal settlement agreement, and the settlement must be approved by both the Bankruptcy Court and the District Court.

Ferro Antitrust Investigation.  Competition authorities in Belgium are investigating past commercial practices of certain companies engaged in the production and sale of butyl benzyl phthalates (“BBP”).  One of the BBP producers under investigation by the Belgian Competition Authority (“BCA”) is Ferro Belgium sprl, a European subsidiary of Ferro Corporation (“Ferro”).  Ferro’s BBP business in Europe was purchased from Solutia in 2000.  Solutia received an indemnification notice from Ferro and has exercised its right, pursuant to the purchase agreement relating to Ferro’s acquisition of the BBP business from Solutia, to assume and control the defense of Ferro in proceedings relating to these

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

investigations.  On July 7, 2005, the BCA Examiner issued a Statement of Objections regarding its BBP investigation in which SESA, a European non-Debtor subsidiary of Solutia, along with Ferro Belgium sprl and two other producers of BBP, is identified as a party under investigation with respect to its ownership of the BBP business from 1997 until the business was sold to Ferro in 2000.  SESA’s written comments on the Reasoned Report were submitted on November 12, and December 17, 2007 and presented at oral hearings before the BCA on December 20, 2007 and January 18, 2008.  No decision has been issued to date.

Department of Justice Investigations.  Solutia received two grand jury subpoenas from the Antitrust Division of the United States Department of Justice (the “DOJ”).  The first subpoena, which Solutia received in April 2006, relates to the DOJ’s investigation of potential antitrust violations in the adipic acid industry.  The second subpoena, which Solutia received in September 2007, pertains to the DOJ’s investigation of potential antitrust violations in the sodium tripoloyphosphate (“STPP”) industry.  During the relevant time period of the subpoena, Solutia was an owner of Astaris LLC, a 50/50 joint venture with FMC Corporation, which manufactured and marketed phosphorus-based products, including STPP.  Solutia and its joint venture partner sold substantially all of the assets of Astaris in November 2005 to ICL.  Solutia has not engaged in the STPP business since the sale of its interest in the Astaris assets.  Solutia is fully cooperating with the DOJ in both investigations, which are ongoing.

Department of Labor Investigation of Solutia Inc. Savings and Investment Plan.  In 2005 the Department of Labor (“DOL”) contacted Solutia through the Employee Benefits Security Administration, informing Solutia that it wanted to conduct an investigation of Solutia’s SIP Plan.  Solutia fully cooperated with the DOL throughout the investigation.

On December 6, 2006, the DOL issued a letter stating that, based on facts gathered; it appeared that Solutia, through its fiduciaries, breached its fiduciary obligations and violated provisions of ERISA with respect to the SIP Plan.  Specifically, the DOL stated that it found no evidence that: (1) the Pension and Savings Funds Committee (“PSFC”) sufficiently monitored the Solutia Stock Fund option within the SIP Plan to determine if the Solutia Stock Fund continued to be a prudent investment for the SIP Plan prior to December 15, 2003 and (2) Solutia’s Board of Directors, CEO, and PSFC, prior to December 15, 2003, adequately monitored the SIP Plan fiduciaries, including the PSFC, the Employee Benefits Plan Committee, and the Northern Trust Company of Connecticut.  The DOL did not assert in its letter that the SIP Plan or its participants had been harmed by these alleged breaches.  Further, the DOL did not find that the offering of the Solutia Stock Fund as an investment option in the SIP Plan was itself a violation of ERISA, or that it caused any participant to suffer investment losses.  Further, the DOL did not assert any monetary fines against the Company based on its findings to date.  The DOL stated in the letter that its findings were subject to the possibility that additional information could lead the DOL to revise its views.

The DOL did not choose to file suit against Solutia’s fiduciaries, instead offering Solutia the opportunity to voluntarily discuss how the alleged violations may be corrected.  Solutia submitted additional information to the DOL to support the Company’s request for reconsideration of the DOL’s findings.  Solutia believes the DOL is likely to close its investigation in connection with the settlement of the Dickerson and Reiff cases mentioned above.

Solutia Canada Inc. v. INEOS Americas LLC.  Solutia Canada Inc. (“Solutia Canada”) filed suit in Quebec Court in December 2006, alleging breach of contract by INEOS Americas LLC (“INEOS”).  In late 2002, Solutia negotiated a Stock and Asset Purchase Agreement for the sale of its Resimenes & Additives business to UCB S.A. (“UCB”).  As part of this agreement, Solutia agreed to exclude the LaSalle assets from the agreement and entered into the LaSalle Toll Agreement (“LTA”) with UCB.  The LTA passed through all the benefits and risks of ownership of the LaSalle operations to UCB, other than pre-closing environmental liabilities.  In the LTA, Solutia Canada agreed to operate its LaSalle Plant for the benefit of UCB and to provide all the necessary services to convert UCB’s raw materials on a cost-neutral basis.  Thus, UCB would pay Solutia Canada for all of its actual, direct and indirect costs incurred in connection with the performance or supply of services under the LTA or in holding itself ready to perform or supply those services.  In the years after its execution, the LTA was assigned by UCB to Cytec Industries, Inc., then to INEOS.

On January 31, 2006, INEOS notified Solutia Canada of its intention to terminate the LTA effective January 31, 2008, in compliance with the terms of the LTA.  INEOS’ decision to terminate the LTA will likely trigger the shutdown of all activities at the LaSalle Plant, resulting in termination costs recoverable by Solutia Canada against INEOS.  Solutia Canada estimates that the overall termination costs associated with the termination of the LTA and the shutdown of the LaSalle Plant will total approximately $31.  INEOS disputes the overall amount of Solutia Canada’s termination costs.

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

Solutia filed this litigation against INEOS for breach of the LTA with respect to such termination costs.  On March 26, 2007, INEOS filed a cross-demand against Solutia Canada for $1, alleging that Solutia Canada improperly charged INEOS on its October and November 2006 invoices for items which INEOS claims are not actual direct or indirect costs under the LTA.  INEOS reserved the right to amend its demand for additional alleged overpayments on any future invoices through the remaining term of the LTA.  Solutia Canada denies INEOS’ allegation.

Texas Commission on Environmental Quality Administrative Enforcement Proceeding.  On August 11, 2006, the Executive Director of the Texas Commission on Environmental Quality (the “Commission”) commenced an administrative enforcement proceeding against Solutia by filing a petition with the Texas Commission on Environmental Quality.  The petition alleged certain violations of the State of Texas air quality program.  The Executive Director requested that an administrative penalty, the amount of which was de minimis, be assessed and that Solutia undertake corrective actions to ensure compliance with the Texas Health and Safety Code and the rules of the Commission in connection with alleged self-reported unauthorized emission events and deviations of air permits.  Solutia answered the petition on September 1, 2006, asserted affirmative defenses and requested a contested enforcement case hearing.  Solutia reached a settlement in principle with the Commission that includes payment of a de minimis penalty and contribution to an environmentally beneficial project in exchange for mitigation of a portion of the penalty.  All required corrective action has been completed.  The final settlement orders are subject to approval by the Commission at an upcoming Commission agenda meeting.

Environmental Liabilities

Environmental compliance and remediation costs and other environmental liabilities incurred by Solutia generally fall into two broad categories:  (a) those related to properties currently owned or operated by Solutia and (b) those related to properties that are not owned by Solutia, including non-owned properties adjacent to plant sites and certain owned offsite disposal locations.  For the owned and operated sites, Solutia had an accrued liability of $78 as of both December 31, 2007 and 2006, respectively, for solid and hazardous waste remediation, which represents Solutia’s best estimate of the underlying obligation.  In addition, this balance also includes post-closure costs at certain of Solutia’s operating locations.  This liability is not classified as subject to compromise in the Consolidated Statement of Financial Position because, irrespective of the bankruptcy proceedings, Solutia will be required to comply with environmental requirements in the conduct of its business, regardless of when the underlying environmental contamination occurred.

Solutia had an accrued liability, classified as subject to compromise in the Consolidated Statement of Financial Position, of $80 and $81 as of December 31, 2007 and 2006, respectively, for environmental remediation associated with properties not owned or operated by Solutia, but were assumed at the time of the Solutia Spinoff.  Remediation activities are currently being funded by Monsanto for all of these properties, with the exception of one off-site remediation project in Sauget, Illinois.  Monsanto’s funding of these remediation activities, and the resulting claim against Solutia which Monsanto has asserted inclusive of the non-quantified unliquidated and contingent components of their claim, will be resolved via the Plan as discussed in Note 1.  Under the Plan and the Monsanto Settlement Agreement, as between Monsanto and Solutia, Monsanto will accept financial responsibility for environmental remediation obligations at all sites for which the Company was required to assume responsibility at the Solutia Spinoff but which were never owned or operated by Solutia.  This includes more than 50 sites with active remediation projects and approximately 200 additional known sites and off-site disposal facilities, as well as sites that have not yet been identified.  Finally, Monsanto will share financial responsibility with Solutia for off-site remediation costs in Anniston, Alabama and Sauget, Illinois.  Under this cost-sharing arrangement, Monsanto will not be reimbursed for the first $50 of remediation costs funded at these sites during the Chapter 11 Cases but will be allowed an administrative expense claim for costs above this threshold.  Upon emergence, Solutia will be responsible for the funding of these sites up to a total expenditure of $325.  Thereafter, if needed, Monsanto and Solutia will share responsibility equally.  Additionally, any payments by Solutia in connection with the off-site areas are subject to Monsanto’s agreement to extend credit support to Solutia in the event costs exceed $30 in any year.

In addition to the bankruptcy proceedings, Solutia’s environmental liabilities are also subject to changing governmental policy and regulations, discovery of unknown conditions, judicial proceedings, method and extent of remediation, existence of other potentially responsible parties and future changes in technology.  Solutia believes that the known and unknown environmental matters, including matters classified as subject to compromise for which Solutia may ultimately assume responsibility, when ultimately resolved, which may be over an extended period of time, could have a material effect on the consolidated financial position, liquidity and profitability of Solutia.

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

Impact of Chapter 11 Proceedings

During the reorganization process, substantially all pending litigation against Solutia and its subsidiaries that filed for reorganization under Chapter 11 (“Debtors”) is stayed, as well as the majority of all other pre-petition claims.  Exceptions would generally include pre-petition claims addressed by the Bankruptcy Court, as well as fully secured claims.  Such claims may be subject to future adjustments.  Adjustments may result from actions of the Bankruptcy Court, negotiations, assumption or rejection of executory contracts, determination as to the value of any collateral securing claims, proofs of claims or other events.  Additional pre-petition claims not currently reflected in the consolidated financial statements may be identified through the proof of claim reconciliation process.  The amount of pre-petition claims ultimately allowed by the Bankruptcy Court with respect to contingent claims may be materially different from the amounts reflected in the consolidated financial statements.  Generally, claims against Debtors arising from actions or omissions prior to their filing date may be subject to compromise in connection with the plan of reorganization.  The ultimate resolution of all of these claims may be settled through negotiation as compared to court proceedings, with the result being that Solutia may retain certain obligations currently classified as subject to compromise in the Consolidated Statement of Financial Position.

23. Supplemental Data

Supplemental income statement and cash flow data from continuing operations were:

	Year ended December 31,
Income Statement:	2007	2006	2005
Raw material and energy costs	$1,836	$1,601	$1,489
Employee compensation and benefits	551	519	500
Depreciation expense	105	99	100
Amortization of capitalized computer software	9	9	10
Taxes other than income	85	67	57
Rent expense	21	18	19
Provision for doubtful accounts (net of recoveries)	1	1	5
Research and development	37	37	40

Interest expense:
Total interest cost	$139	$104	$82
Less capitalized interest	5	4	3
Net interest expense	$134	$100	$79

Cash Flow:
Cash payments for interest (net of amounts capitalized)	$122	$97	$79
Cash payments for income taxes	22	4	10
Cash payments for reorganization items (a)	80	65	65

Non-Cash Investing Activities:
Capital expenditures included in accounts payable	$24	$14	$13

The effect of exchange rate changes on cash and cash equivalents was not significant.

(a)	Cash payments for reorganization items were included in Cash Used in Operations in the Consolidated Statement of Cash Flows in 2007, 2006 and 2005.

24. Segment and Geographic Data

Solutia, together with its subsidiaries, is a global manufacturer and marketer of a variety of high-performance chemical-based materials, which are used in a broad range of consumer and industrial applications.  Solutia reports its businesses consistent with its four operating segments:  SAFLEX®, CPFilms, Technical Specialties and Integrated Nylon.

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

The results of Flexsys were included in the Technical Specialties reportable segment beginning May 1, 2007, in conjunction with the acquisition of Flexsys.  Effective with the second quarter, 2007 reporting, the Company has changed its measurement of segment profit and loss to report results for each reportable segment on a FIFO inventory basis, and all LIFO related impacts will be reported within the corporate overhead function.  Previously, certain LIFO adjustments were included in the reportable segment profit and loss.  All prior periods have been retroactively presented.

The SAFLEX® reportable segment is a global manufacturer of performance films for laminated safety glass.  The CPFilms reportable segment is a manufacturer of performance films for after-market applications which add functionality to glass.  The Technical Specialties reportable segment is a global manufacturer of specialties such as chemicals for the rubber industry and specialty products such as heat transfer fluids and aviation hydraulic fluids.  The Integrated Nylon reportable segment consists of an integrated family of nylon products including high-performance polymers and fibers.  The major products by reportable segment are as follows:

Reportable Segment	Products
SAFLEX®	•SAFLEX® plastic interlayer •Specialty intermediate Polyvinyl Butyral resin and plasticizer
CPFilms	•LLUMAR®, VISTA®, GILA® and FORMULA ONE PERFORMANCE AUTOMOTIVE FILMS® professional and retail window films •Other enhanced polymer films for industrial customers
Technical Specialties
•CRYSTEX® insoluble sulphur
•SANTOFLEX® antidegradants
•SANTOCURE® and PERKACIT® primary accelerators
•THERMINOL® heat transfer fluids
•SKYDROL® aviation hydraulic fluids
•SKYKLEEN® brand of aviation solvents

Integrated Nylon	•Nylon intermediate “building block” chemicals •Nylon polymers, including VYDYNE® and ASCEND® •Carpet fibers, including the WEAR-DATED® and ULTRON® brands •Industrial nylon fibers

Solutia evaluates the performance of its operating segments based on segment profit, defined as earnings before interest expense, income taxes, depreciation and amortization, and reorganization items, net (“EBITDAR”), which includes marketing, administrative and technological expenses, gains and losses from asset dispositions and restructuring charges, certain equity earnings from affiliates and other income and expense items that can be directly attributable to the segment.  Certain expenses and other items that are managed outside the segments or cannot be directly attributable to the segment are excluded.  These unallocated items consist primarily of corporate expenses, adjustments to LIFO valuation reserve, equity earnings from affiliates, other income and expense items, gains and losses from asset dispositions and restructuring charges that are not directly attributable to the operating segment.  There were no inter-segment sales in the periods presented below.

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)
Solutia’s 2007, 2006 and 2005 segment information follows:

	Year Ended December 31,
	2007		2006		2005
Segment:	Net Sales	Profit (Loss)	Net Sales	Profit (Loss)	Net Sales	Profit (Loss)
SAFLEX®	$727	$113	$663	$105	$625	$98
CPFilms	234	59	214	50	199	46
Technical Specialties	646	94	146	23	135	19
Integrated Nylon	1,892	138	1,731	66	1,642	85
Segment totals	3,499	404	2,754	244	2,601	248
Reconciliation to consolidated totals:
Corporate expenses and other operations	36	(62)	41	(35)	44	(53)
LIFO Adjustment		(30)		(3)		(39)
Equity earnings from affiliates		12		37		94
Depreciation and Amortization		(116)		(109)		(109)
Interest expense		(134)		(100)		(79)
Other income, net		28		7		--
Loss on debt modification		(7)		(8)		--
Reorganization items, net		(298)		(71)		(49)
Consolidated totals:
Net sales	$3,535		$2,795		$2,645
Income (Loss) before income taxes		$(203)		$(38)		$13

	As of and for the Year Ended December 31,
	2007			2006			2005
Segment:	Assets	Capital Expenditures	Depreciation and Amortization	Assets	Capital Expenditures	Depreciation and Amortization	Assets	Capital Expenditures	Depreciation and Amortization
SAFLEX®	$525	$59	$25	$462	$37	$26	$413	$21	$24
CPFilms	255	11	10	248	6	8	252	14	8
Technical Specialties	635	20	17	59	5	3	64	7	2
Integrated Nylon	1,005	51	57	888	50	63	847	26	69
Segment totals	$2,420	$141	$109	$1,657	$98	$100	$1,576	$68	$103
Reconciliation to consolidated totals:
Discontinued Operations	7			42			109
Unallocated and Other Operations	213	9	7	360	7	9	308	7	6
Consolidated totals	$2,640	$150	$116	$2,059	$105	$109	$1,993	$75	$109

Solutia’s geographic information for the year ended December 31, 2007, 2006 and 2005 follows:

	Net Sales			Property, Plant and Equipment, net
	2007	2006	2005	2007	2006

North America	$1,654	$1,582	$1,663	$699	$665
Europe/Africa	816	547	486	205	68
Asia Pacific	887	574	408	105	27
Latin America	178	92	88	43	24
Consolidated totals	$3,535	$2,795	$2,645	$1,052	$784

No individual foreign country represents greater than 10 percent of net sales for the years ended December 31, 2007, 2006, and 2005.

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)
25.  Subsequent Event

Prior to the first quarter of 2008, Solutia managed its businesses in the following four operating segments:  CPFilms, Other Performance Products (“OPP”), Rubber Chemicals and Integrated Nylon.  As allowed by SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, the CPFilms, OPP and Rubber Chemicals operating segments were aggregated into one reportable segment titled Performance Products.  In the first quarter of 2008, Solutia realigned the OPP operating segment whereby SAFLEX® will prospectively be evaluated discretely by Solutia's chief operating decision maker and the aviation and heat transfer products will be combined with the Rubber Chemicals business and titled Technical Specialties, when reviewed by Solutia's chief operating decision maker.  In concurrence with this realignment, Solutia has ceased the aggregation of the above into the Performance Products reportable segment and have chosen to report the operating segments separately.  Therefore, beginning in the first quarter of 2008, Solutia will report its businesses consistent with its four operating segments:  SAFLEX®, CPFilms, Technical Specialties and Integrated Nylon.  The change has been retroactively applied in Note 24, Note 9 as it relates to goodwill by segment, Note 7 as it relates to restructuring charges by segment and Notes 4 and 8 as it relates to the naming convention of reportable segments.

In addition, beginning with the first quarter of 2008, the performance of Solutia's operating segments is evaluated based on segment profit, defined as earnings before interest expense, income taxes, depreciation and amortization, and reorganization items, net (“EBITDAR”). Prior to the first quarter of 2008, segment profit was defined as earnings before interest expense and income taxes (“EBIT”). Segment profit includes marketing, administrative and technological expenses, gains and losses from asset dispositions and restructuring charges, certain equity earnings from affiliates and other income and expense items that can be directly attributable to the segment. Certain expenses and other items that are managed outside the segments or cannot be directly attributable to the segment are excluded. These unallocated items consist primarily of corporate expenses, adjustments to LIFO valuation reserve, equity earnings from affiliates, other income and expense items, gains and losses from asset dispositions and restructuring charges that are not directly attributable to the operating segment. The change has been retroactively applied in Note 24.

26. Quarterly Data -- Unaudited

		First Quarter(a)	Second Quarter	Third Quarter	Fourth Quarter	Total Year
Net Sales	2007	$702	$911	$961	$961	$3,535
	2006	$650	$739	$709	$697	$2,795

Gross Profit	2007	103	124	160	102	489
	2006	76	122	95	67	360

Income (Loss) from Continuing Operations	2007	(8)	27	(111)	(130)	(222)
	2006	(22)	20	(10)	(44)	(56)

Income (Loss) from Discontinued Operations, net of tax	2007	--	29	--	(15)	14
	2006	6	4	49	(1)	58

Net Income (Loss)	2007	(8)	56	(111)	(145)	(208)
	2006	(16)	24	39	(45)	2

Basic and Diluted Income (Loss) per share:

Income (Loss) from Continuing Operations	2007	(0.08)	0.26	(1.06)	(1.24)	(2.12)
	2006	(0.21)	0.19	(0.10)	(0.42)	(0.54)

Income (Loss) from Discontinued Operations, net of tax	2007	0.00	0.28	0.00	(0.15)	0.13
	2006	0.06	0.04	0.47	(0.01)	0.56

Net Income (Loss)	2007	(0.08)	0.54	(1.06)	(1.39)	(1.99)
	2006	(0.15)	0.23	0.37	(0.43)	0.02

Common Stock Price:
2007	High	0.79	0.70	0.51	0.79	0.79
	Low	0.60	0.19	0.23	0.18	0.18

2006	High	0.50	0.50	0.52	0.75	0.75
	Low	0.28	0.35	0.33	0.39	0.28

(a)	Amounts have been adjusted from prior filing to present the DEQUEST® business as a discontinued operation as further described in Note 4.

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

In 2007 and 2006 certain events affecting comparability were recorded in Reorganization Items, net in the Consolidated Statement of Operations.  A comparison of reorganization items for these periods respectively is provided in Note 3.  Charges and gains recorded in 2007 and 2006 and other events affecting comparability recorded outside of reorganization items have been summarized below.

Net loss in the first quarter of 2007 included a charge of $7 for the write-off of debt issuance costs and recording of the DIP credit facility as modified at its fair value. Net income in the second quarter of 2007 included gains of $21 from the settlement of a litigation matter, net of legal expenses and $7 from the sale of a portion of the land at the manufacturing facility in Alvin, Texas.  In addition, Solutia recorded a charge of $2 resulting from the step-up in basis of Flexsys’ inventory in accordance with purchase accounting.  Net loss in the third quarter of 2007 included gains of $22 resulting from a contract termination by a customer which resulted in the immediate recognition of deferred revenue and $3 from the sale of a portion of the land at the manufacturing facility in Pensacola, Florida.  In addition, Solutia recorded charges of $4 for restructuring charges resulting from the termination of a third-party agreement at one of Solutia’s facilities, $2 for restructuring costs related principally to severance and retraining costs, $2 for recognition of interest expense on claims recognized as allowed secured claims through settlements approved by the Bankruptcy Court and $1 resulting from the step-up in basis of Flexsys’ inventory in accordance with purchase accounting. Net loss in the fourth quarter of 2007 included charges of $25 for the impairment of certain fixed asset groups in the Rubber Chemicals business, $6 for recognition of interest expense on claims recognized as allowed secured claims through settlements approved by the Bankruptcy Court, $5 for net pension plan settlements, and $2 of restructuring charges related principally to severance and retraining costs.

Net loss in the first quarter of 2006 included charges of $9 for an environmental charge at one of Solutia’s facilities outside the U.S. and $9 for the write-off of debt issuance costs and recording of the DIP credit facility as modified at its fair value.  Net income in the second quarter of 2006 included a gain of $20 resulting from the reversal of a litigation reserve; charges of $1 related principally to severance and retraining costs and $1 for restructuring charges at the Flexsys joint venture.  Net income in the third quarter of 2006 included charges of $3 from early extinguishment costs for the refinancing of SESA’s Euronotes, $1 related principally to severance and retraining costs and $1 for restructuring charges at the Flexsys joint venture.  Net loss in the fourth quarter of 2006 included $2 for restructuring charges related principally to severance and retraining costs.  The Flexsys joint venture had net charges comprised of $2 for asset impairments and $1 for restructuring, partially offset by a $1 non-operational gain related to the reversal of a litigation reserve.

Under SFAS No. 128, Earnings per Share, the quarterly and total year calculations of basic and diluted loss per share are based on weighted average shares outstanding for that quarterly or total year period, respectively.  As a result, the sum of basic and diluted income (loss) per share for the quarterly periods may not equal total year income (loss) per share.

27. Condensed Consolidating Financial Statements

CPFilms, Inc., Monchem International, Inc., Monchem, Inc., Solutia Systems, Inc., Solutia Investments, LLC and Solutia Business Enterprises, Inc., 100% owned subsidiaries of Solutia (the “Guarantors”), are guarantors of Solutia’s 2009 Notes.  In connection with the completion of the October 2003 credit facility, Solutia Investments, LLC and Solutia Business Enterprises, Inc. became guarantors of the 2009 Notes through cross-guarantor provisions.  Solutia's obligations under the October 2003 facility were paid in full with the proceeds of the DIP credit facility dated January 16, 2004, which payment did not affect the Guarantors' obligations in respect of the 2009 Notes.  Certain other 100% owned subsidiaries of Solutia (the "DIP Guarantors") guaranteed the final DIP credit facility (as well as a smaller, interim DIP credit facility put in place as of December 19, 2003), but the DIP Guarantors were not required by the cross-guarantor provisions to guarantee the 2009 Notes.

The Guarantors fully and unconditionally guarantee the 2009 Notes on a joint and several basis.  The following consolidating financial statements present, in separate columns, financial information for:  Solutia on a parent only basis carrying its investment in subsidiaries under the equity method; Guarantors on a combined, or where appropriate, consolidated basis, carrying investments in subsidiaries which do not guarantee the debt (the “Non-Guarantors”) under the equity method; Non-Guarantors on a combined, or where appropriate, consolidated basis; eliminating adjustments; and consolidated totals as of December 31, 2007 and December 31, 2006, and for the years ended December 31, 2007, 2006 and 2005.  The eliminating adjustments primarily reflect intercompany transactions, such as interest income and expense, accounts receivable and payable, advances, short and long-term debt, royalties and profit in inventory eliminations.  Solutia

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

has not presented separate financial statements and other disclosures concerning the Guarantors as such information is not material and would substantially duplicate disclosures included elsewhere in this report.

Consolidating Statement of Operations
Year Ended December 31, 2007

	Parent Only Solutia	Guarantors	Non- Guarantors	Eliminations	Consolidated Solutia

Net Sales	$2,360	$212	$1,654	$(691)	$3,535
Cost of goods sold	2,216	98	1,437	(705)	3,046
Gross Profit	144	114	217	14	489

Marketing expenses	64	29	47	--	140
Administrative expenses	61	10	41	--	112
Technological expenses	32	3	10	--	45
Amortization of intangible assets	1	--	2	(1)	2

Operating Income (Loss)	(14)	72	117	15	190

Equity earnings (loss) from affiliates	122	40	(1)	(149)	12
Interest expense	(111)	(3)	(87)	67	(134)
Other income, net	49	21	92	(128)	34
Loss on debt modification	(7)	--	--	--	(7)
Reorganization items, net	(295)	(2)	(1)	--	(298)

Income (Loss) from Continuing Operations Before Income Tax Expense (Benefit)	(256)	128	120	(195)	(203)
Income tax expense (benefit)	(38)	39	19	(1)	19
Income (Loss) from Continuing Operations	(218)	89	101	(194)	(222)
Income from discontinued operations, net of tax	10	--	4	--	14
Net Income (Loss)	$(208)	$89	$105	$(194)	$(208)

Consolidating Statement of Comprehensive Income
Year Ended December 31, 2007

	Parent Only Solutia	Guarantors	Non- Guarantors	Eliminations	Consolidated Solutia

Net Income (Loss)	$(208)	$89	$105	$(194)	$(208)
Other Comprehensive Income (Loss):
Currency translation adjustments	30	18	41	(59)	30
Amortization of prior service gain	(17)	--	1	(1)	(17)
Actuarial loss arising during the year, net of tax of $(1)	(8)	--	4	(4)	(8)
Amortization of actuarial loss, net of tax of $1	16	--	4	(4)	16
Comprehensive Income (Loss)	$(187)	$107	$155	$(262)	$(187)

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

Consolidating Statement of Operations
Year Ended December 31, 2006

	Parent Only Solutia	Guarantors	Non- Guarantors	Eliminations	Consolidated Solutia

Net Sales	$2,163	$192	$898	$(458)	$2,795
Cost of goods sold	2,043	96	777	(481)	2,435
Gross Profit	120	96	121	23	360

Marketing expenses	74	24	33	--	131
Administrative expenses	64	10	23	--	97
Technological expenses	39	2	3	--	44
Amortization of intangible assets	--	--	1	--	1

Operating Income (Loss)	(57)	60	61	23	87

Equity earnings (loss) from affiliates	174	80	(7)	(209)	38
Interest expense	(79)	--	(55)	34	(100)
Other income, net	17	17	42	(60)	16
Loss on debt modification	(8)	--	--	--	(8)
Reorganization items, net	(68)	(2)	(1)	--	(71)

Income (Loss) from Continuing Operations Before Income Tax Expense (Benefit)	(21)	155	40	(212)	(38)
Income tax expense (benefit)	(23)	31	12	(2)	18

Income (Loss) from Continuing Operations	2	124	28	(210)	(56)
Income from discontinued operations, net of tax	--	--	58	--	58

Net Income	$2	$124	$86	$(210)	$2

Consolidating Statement of Comprehensive Income
Year Ended December 31, 2006

	Parent Only Solutia	Guarantors	Non- Guarantors	Eliminations	Consolidated Solutia

Net Income	$2	$124	$86	$(210)	$2
Other Comprehensive Income (Loss):
Currency translation adjustments	(12)	(19)	(16)	35	(12)
Net realized gain on derivative instruments	1	--	--	--	1
Minimum pension liability adjustments, net of tax	24	--	(9)	9	24
Comprehensive Income	$15	$105	$61	$(166)	$15

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

Consolidating Statement of Operations
Year Ended December 31, 2005

	Parent Only Solutia	Guarantors	Non- Guarantors	Eliminations	Consolidated Solutia

Net Sales	$2,055	$176	$814	$(400)	$2,645
Cost of goods sold	1,992	83	693	(427)	2,341
Gross Profit	63	93	121	27	304

Marketing expenses	77	23	30	--	130
Administrative expenses	59	8	25	--	92
Technological expenses	40	3	1	--	44
Amortization of intangible assets	--	--	1	--	1

Operating Income (Loss)	(113)	59	64	27	37

Equity earnings (loss) from affiliates	195	44	(6)	(137)	96
Interest expense	(57)	--	(49)	27	(79)
Other income, net	6	16	38	(52)	8
Loss on debt modification	--	--	--	--	--
Reorganization items, net	(45)	--	(4)	--	(49)

Income (Loss) from Continuing Operations Before Income Tax Expense (Benefit)	(14)	119	43	(135)	13
Income tax expense (benefit)	(28)	31	7	--	10
Income from Continuing Operations	14	88	36	(135)	3
Income (loss) from discontinued operations, net of tax	(5)	--	13	--	8
Cumulative effect of change in accounting principle, net of tax	(1)	--	(2)	--	(3)
Net Income	$8	$88	$47	$(135)	$8

Consolidating Statement of Comprehensive Income (Loss)
Year Ended December 31, 2005

	Parent Only Solutia	Guarantors	Non- Guarantors	Eliminations	Consolidated Solutia

Net Income	$8	$88	$47	$(135)	$8
Other Comprehensive Income (Loss):
Currency translation adjustments	(11)	(14)	(20)	34	(11)
Net realized loss on derivative instruments	(1)	--	--	--	(1)
Minimum pension liability adjustments, net of tax	(6)	--	4	(4)	(6)
Comprehensive Income (Loss)	$(10)	$74	$31	$(105)	$(10)

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

Consolidating Balance Sheet
December 31, 2007

	Parent Only Solutia	Guarantors	Non- Guarantors	Eliminations	Consolidated Solutia
ASSETS
Current Assets:
Cash and cash equivalents	$(1)	$4	$170	$--	$173
Trade receivables, net	1	174	273	--	448
Intercompany receivables	158	804	226	(1,188)	--
Miscellaneous receivables	46	2	85	--	133
Inventories	175	24	246	(28)	417
Prepaid expenses and other assets	23	1	24	5	53
Assets of discontinued operations	4	1	2	--	7
Total Current Assets	406	1,010	1,026	(1,211)	1,231

Property, Plant and Equipment, net	580	82	390	--	1,052
Investments in Affiliates	2,554	328	(1)	(2,880)	1
Goodwill	--	76	47	26	149
Identified Intangible Assets, net	2	28	28	--	58
Intercompany Advances	236	1,238	1,567	(3,041)	--
Other Assets	68	1	80	--	149
Total Assets	$3,846	$2,763	$3,137	$(7,106)	$2,640

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$244	$8	$91	$--	$343
Intercompany payables	170	7	284	(461)	--
Accrued liabilities	156	9	131	--	296
Short-term debt, including current portion of long-term debt	952	--	30	--	982
Intercompany short-term debt	1	--	703	(704)	--
Liabilities of discontinued operations	2	--	4	--	6
Total Current Liabilities	1,525	24	1,243	(1,165)	1,627

Long-Term Debt	19	--	340	--	359
Intercompany Long-Term Debt	--	--	837	(837)	--
Other Liabilities	188	6	133	--	327
Total Liabilities not Subject to Compromise	1,732	30	2,553	(2,002)	2,313

Liabilities Subject to Compromise	3,709	420	20	(2,227)	1,922

Shareholders’ Equity (Deficit):
Common stock	1	--	--	--	1
Additional contributed capital	56	--	--	--	56
Treasury stock	(251)	--	--	--	(251)
Net (deficiency) excess of assets at spinoff and subsidiary capital	(113)	2,313	564	(2,877)	(113)
Accumulated other comprehensive loss	(46)	--	--	--	(46)
Accumulated deficit	(1,242)	--	--	--	(1,242)
Total Shareholders’ Equity (Deficit)	(1,595)	2,313	564	(2,877)	(1,595)
Total Liabilities and Shareholders’ Equity (Deficit)	$3,846	$2,763	$3,137	$(7,106)	$2,640

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

Consolidating Balance Sheet
December 31, 2006

	Parent Only Solutia	Guarantors	Non- Guarantors	Eliminations	Consolidated Solutia
ASSETS
Current Assets:
Cash and cash equivalents	$23	$14	$113	$--	$150
Trade receivables, net	2	147	122	--	271
Intercompany receivables	151	782	129	(1,062)	--
Miscellaneous receivables	68	1	35	--	104
Inventories	146	28	104	(15)	263
Prepaid expenses and other assets	23	1	6	3	33
Assets of discontinued operations	5	(3)	46	(6)	42
Total Current Assets	418	970	555	(1,080)	863

Property, Plant and Equipment, net	577	82	125	--	784
Investments in Affiliates	2,395	266	7	(2,475)	193
Goodwill	--	72	17	--	89
Identified Intangible Assets, net	1	26	4	--	31
Intercompany Advances	128	1,238	994	(2,360)	--
Other Assets	57	--	42	--	99
Total Assets	$3,576	$2,654	$1,744	$(5,915)	$2,059

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$171	$7	$35	$5	$218
Intercompany payables	174	13	153	(340)	--
Accrued liabilities	146	15	72	--	233
Short-term debt	650	--	--	--	650
Intercompany short-term debt	1	--	195	(196)	--
Liabilities of discontinued operations	4	--	18	(7)	15
Total Current Liabilities	1,146	35	473	(538)	1,116

Long-Term Debt	--	--	210	--	210
Intercompany Long-Term Debt	--	--	669	(669)	--
Other Liabilities	196	1	92	--	289
Total Liabilities not Subject to Compromise	1,342	36	1,444	(1,207)	1,615

Liabilities Subject to Compromise	3,639	412	21	(2,223)	1,849

Shareholders’ Equity (Deficit):
Common stock	1	--	--	--	1
Additional contributed capital	56	--	--	--	56
Treasury stock	(251)	--	--	--	(251)
Net (deficiency) excess of assets at spinoff and subsidiary capital	(113)	2,206	279	(2,485)	(113)
Accumulated other comprehensive loss	(67)	--	--	--	(67)
Accumulated deficit	(1,031)	--	--	--	(1,031)
Total Shareholders’ Equity (Deficit)	(1,405)	2,206	279	(2,485)	(1,405)
Total Liabilities and Shareholders’ Equity (Deficit)	$3,576	$2,654	$1,744	$(5,915)	$2,059

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

Condensed Consolidating Statement of Cash Flows
Year Ended December 31, 2007

	Parent Only Solutia	Guarantors	Non- Guarantors	Eliminations	Consolidated Solutia

Cash Provided by (Used In) Operations	$(171)	$28	$92	$--	$(51)

INVESTING ACTIVITIES:
Property, plant and equipment purchases	(69)	(10)	(71)	--	(150)
Acquisition and investment payments	(10)	--	(121)	--	(131)
Restricted cash	--	--	4	--	4
Investment proceeds and property disposals	45	--	27	--	72
Cash (Used In) Investing Activities	(34)	(10)	(161)	--	(205)

FINANCING ACTIVITIES:
Net change in multi-currency lines of credit	--	--	14	--	14
Proceeds from short-term debt obligations	325	--	--	--	325
Reductions in short-term debt obligations	(53)	--	--	--	(53)
Proceeds from long-term debt obligations	--	--	75	--	75
Reduction in long-term debt obligations	--	--	(4)	--	(4)
Net change in revolving credit facilities	30	--	(91)	--	(61)
Debt issuance costs	(7)	--	--	--	(7)
Deferred debt issuance costs	--	--	(4)	--	(4)
Other financing activities	(6)	--	--	--	(6)
Changes in investments and advances from (to) affiliates	(108)	(28)	136	--	--
Cash Provided by (Used In) Financing Activities	181	(28)	126	--	279

Increase (Decrease) in Cash and Cash Equivalents	(24)	(10)	57	--	23

CASH AND CASH EQUIVALENTS:
Beginning of year	23	14	113	--	150
End of year	$(1)	$4	$170	$--	$173

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

Condensed Consolidating Statement of Cash Flows
Year Ended December 31, 2006

	Parent Only Solutia	Guarantors	Non- Guarantors	Eliminations	Consolidated Solutia

Cash Provided by (Used In) Operations	$(277)	$35	$58	$--	$(184)

INVESTING ACTIVITIES:
Property, plant and equipment purchases	(66)	(6)	(37)	--	(109)
Acquisition and investment payments	(23)	--	7	--	(16)
Property disposals and investment proceeds	5	--	72	--	77
Cash Provided by (Used In) Investing Activities	(84)	(6)	42	--	(48)

FINANCING ACTIVITIES:
Net change in short-term debt obligations	350	--	--	--	350
Payments on long-term debt obligations	--	--	(51)	--	(51)
Debt issuance costs	(9)	--	--	--	(9)
Deferred debt issuance costs	--	--	(8)	--	(8)
Other financing activities	--	--	(7)	--	(7)
Changes in investments and advances from (to) affiliates	42	(30)	(12)	--	--
Cash Provided by (Used In) Financing Activities	383	(30)	(78)	--	275

Increase (Decrease) in Cash and Cash Equivalents	22	(1)	22	--	43

CASH AND CASH EQUIVALENTS:
Beginning of year	1	15	91	--	107
End of year	$23	$14	$113	$--	$150

SOLUTIA INC.
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, except per share amounts or otherwise noted)

Condensed Consolidating Statement of Cash Flows
Year Ended December 31, 2005

	Parent Only Solutia	Guarantors	Non- Guarantors	Eliminations	Consolidated Solutia

Cash Provided by (Used In) Operations	$(150)	$62	$64	$--	$(24)

INVESTING ACTIVITIES:
Property, plant and equipment purchases	(46)	(13)	(22)	--	(81)
Property disposals and investment proceeds	79	--	2	--	81
Cash Provided by (Used In) Investing Activities	33	(13)	(20)	--	--

FINANCING ACTIVITIES:
Net change in cash collateralized letters of credit	17	--	--	--	17
Changes in investments and advances from (to) affiliates	59	(41)	(18)	--	--
Deferred debt issuance costs	(1)	--	--	--	(1)
Cash Provided by (Used In) Financing Activities	75	(41)	(18)	--	16

Increase (Decrease) in Cash and Cash Equivalents	(42)	8	26	--	(8)

CASH AND CASH EQUIVALENTS:
Beginning of year	43	7	65	--	115
End of year	$1	$15	$91	$--	$107